________________________________________________________________________________

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [ ]

FILED BY A PARTY OTHER THAN THE REGISTRANT [x]

CHECK THE APPROPRIATE BOX:

    [ ] Preliminary Proxy Statement
    [ ] Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
    [x] Definitive Proxy Statement
    [ ] Definitive Additional Materials
    [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        METROMEDIA INTERNATIONAL GROUP, INC.
                  (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ELLIOTT ASSOCIATES, L.P. AND
                            ELLIOTT INTERNATIONAL, L.P.
      (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

                              -----------------------

Payment of Filing Fee (Check the Appropriate Box):

    [x] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:

        (2) Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

            (4) Proposed maximum aggregate value of transaction:

            (5) Total fee paid:

    [ ] Fee paid previously with preliminary materials:

    [ ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1) Amount Previously Paid:

        (2) Form, Schedule or Registration Statement no.:

        (3) Filing Party:

        (4) Date Filed:

________________________________________________________________________________

ELLIOTT ASSOCIATES, L.P.                         ELLIOTT INTERNATIONAL, L.P.
712 FIFTH AVENUE                                 C/O HSBC FINANCIAL SERVICES (CAYMAN) LIMITED
NEW YORK, NEW YORK                               P.O. BOX 1109 GT,
10019-4108                                       HSBC HOUSE, MARY STREET
                                                 GRAND CAYMAN, CAYMAN ISLANDS
                                                 BRITISH WEST INDIES

September 7, 2001

                    VOTE THE ENCLOSED BLUE PROXY CARD TODAY!

Dear fellow MMG Stockholder:

    Enclosed is proxy material related to Metromedia International Group, Inc. ('MMG') and solicited on behalf of Elliott Associates, L.P. and Elliott International, L.P. (collectively, the 'Concerned Stockholders'). The Concerned Stockholders collectively own approximately 4% of the outstanding common shares, which makes us one of MMG's largest stockholders.

    We are extremely disappointed in the stock price performance of our MMG common shares and have decided to initiate a proxy contest to elect two of our director nominees to the board and to adopt certain stockholder proposals we believe will promote improved corporate governance policies and protect the rights of stockholders.

               OUR DIRECTOR NOMINEES ARE COMMITTED TO INCREASING
                          VALUE FOR ALL STOCKHOLDERS.

    As explained in the enclosed proxy statement, for almost six years the value of MMG common shares has in our opinion dropped precipitously. The poor stock performance is particularly pronounced as measured against the Nasdaq Telecom Index, management's own selected peer group. We believe that the current MMG Board of Directors has failed to increase stockholder value, and that it is time for change. We need your support to bring about this change and are asking you to vote the enclosed BLUE proxy card today.

                WE HAVE WAITED . . . AND ARE STILL WAITING . . .

    MMG management has delayed our annual meeting by 4 1/2 months, supposedly to give itself more time to work on a restructuring that it asserts has been in the works since last November. Now they say they still may need more time. Management designated October 9 as the date of our annual meeting. This date is your day to hold management accountable. We are asking you to join us in electing two qualified, independent directors to our board and in adopting certain stockholder proposals we believe will protect the rights of stockholders. We all have waited long enough.

SEND THE CURRENT MMG BOARD OF DIRECTORS A MESSAGE THEY CAN'T IGNORE -- VOTE THE
                        ENCLOSED BLUE PROXY CARD TODAY!

    We urge you to read the enclosed proxy material carefully. If you have any questions or require assistance in voting your proxy, please call MacKenzie Partners, Inc at (800) 322-2885 (Toll Free) or (212) 929-5500 (Call Collect).

Sincerely,

ELLIOTT ASSOCIATES, L.P.              ELLIOTT INTERNATIONAL, L.P.
By: /s/ Paul E. Singer                By: Elliott International Capital Advisors Inc.
Paul E. Singer                            Attorney-in-Fact for
General Partner                           Elliott International, L.P.
                                      By: /s/ Paul E. Singer
                                      Paul E. Singer
                                      President

                      2001 ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                      METROMEDIA INTERNATIONAL GROUP, INC.
                                OCTOBER 9, 2001
                              -------------------

                                PROXY STATEMENT
                                       OF
                            ELLIOTT ASSOCIATES, L.P.
                                      AND
                          ELLIOTT INTERNATIONAL, L.P.
                              -------------------

                                  INTRODUCTION

    This proxy statement and BLUE proxy card are being furnished to you in connection with the solicitation of proxies by Elliott Associates, L.P. ('ELLIOTT ASSOCIATES') and Elliott International, L.P. ('ELLIOTT INTERNATIONAL'; together with Elliott Associates, the 'CONCERNED STOCKHOLDERS') to be used at the 2001 Annual Meeting of the stockholders of Metromedia International Group, Inc., a Delaware corporation ('METROMEDIA' or the 'COMPANY'), to be held, according to the Company, at 11:00 a.m., local time, on October 9, 2001 on the Concourse Level at 1285 Avenue of the Americas, New York, New York, and at any adjournments or postponements thereof (the 'ANNUAL MEETING').

    At the Annual Meeting, three Class III Directors of Metromedia will be elected for a three-year term expiring at the 2004 annual meeting of the Company's stockholders. We are soliciting your proxy in support of (i) the election of our two nominees (Robert A. G. Monks and Robert B. Holmes) as Directors of the Company, and (ii) a vote in favor of our two proposals which will (1) amend the Company's By-laws to allow no more than one 'inside' Director to serve on the Company's Board of Directors (the 'BOARD') (the 'INDEPENDENT DIRECTORS PROPOSAL'), and (2) amend the Company's By-laws to allow stockholders owning an aggregate minimum number of shares of the Company's common stock to demand that the Company's Chairman or Vice-Chairman call special meetings of stockholders (the 'STOCKHOLDER DEMOCRACY PROPOSAL'). These two proposals shall be collectively referred to herein as the 'TWO STOCKHOLDER PROPOSALS.' For a discussion of why we are now nominating two, and not three, Directors, please see 'ELECTION OF DIRECTORS.'

    If elected, Mr. Monks and Mr. Holmes each will support and advocate, consistent with his fiduciary obligations, a program that will include:

     the immediate initiation of a sale or spin-off of the Company's Snapper lawn and garden equipment business;

     negotiating with creditors to allow for the repurchase of Common Stock (as defined below) and, if such negotiations are successful, the subsequent initiation by the Company of an open market stock buy-back program for up to $25 million in Common Stock;

     the prompt articulation of the Company's future telephony strategy, coupled with the analysis and possible sale or spin-off of Metromedia's cable, radio and/or paging properties; and

     the immediate analysis and, if warranted, coordination of a possible initial public offering, spin-off, joint venture, or sale of the Company's Chinese internet operations.

    Mr. Monks and Mr. Holmes are both committed to increasing stockholder value by supporting and advocating the plans and proposals described in this proxy statement and making your company's management more responsive to its stockholders. Our interest is the same as yours -- to grow the value of each stockholder's investment in Metromedia.

    Metromedia has publicly announced that the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting is August 31, 2001 (the 'RECORD DATE'). Stockholders of record at the close of business on the Record Date will be entitled to one vote at the Annual Meeting for each share of the Company's common stock, $1.00 par value (the 'COMMON STOCK'), held by them on the Record Date. As set forth in the proxy statement of the Company filed with the Securities and Exchange Commission ('SEC') on September 5, 2001 (the 'COMPANY PROXY STATEMENT'), as of the close of business on the Record Date there were 94,034,947 shares of Common Stock issued and outstanding.

    The Concerned Stockholders are first furnishing this proxy statement and BLUE proxy card to stockholders on or about September 7, 2001.

    The Company's principal executive offices are located at One Meadowlands Plaza, East Rutherford, New Jersey 07073.

                                   IMPORTANT

    At the Annual Meeting, the Concerned Stockholders are seeking (i) to have you elect Mr. Monks and Mr. Holmes as Class III Directors of the Company, and
(ii) to secure your approval of both the Independent Directors Proposal and the Stockholder Democracy Proposal.

    The election of Mr. Monks and Mr. Holmes requires the affirmative vote of the plurality of shares present in person or by proxy at the Annual Meeting and entitled to vote on the election of Directors. Only shares of Common Stock that are voted in favor of a particular nominee will be counted toward such nominee's attaining a plurality of votes. YOUR VOTE IS IMPORTANT. PLEASE ACT TODAY.

    The passage of the Independent Directors Proposal and the Stockholder Democracy Proposal each requires the affirmative vote of a majority of the holders of shares of Metromedia stock entitled to vote in the election of Directors at the Annual Meeting. Only shares of Common Stock that are voted in favor of a particular proposal will be counted toward such proposal's attaining a majority of votes. Practically speaking this means that abstentions and broker non-votes are tantamount to votes against these proposals. It is important that you vote 'FOR' each of the Two Stockholder Proposals.

--------------------------------------------------------------------------------
 WE URGE YOU TO SIGN, DATE AND MAIL TODAY THE ENCLOSED BLUE PROXY VOTING 'FOR'
     THE ELECTION OF MR. MONKS AND MR. HOLMES AND 'FOR' THE TWO STOCKHOLDER
                                   PROPOSALS.
--------------------------------------------------------------------------------

    A VOTE FOR MR. MONKS AND MR. HOLMES WILL PROVIDE YOU -- THE TRUE OWNERS OF THE COMPANY -- WITH REPRESENTATIVES ON YOUR COMPANY'S BOARD OF DIRECTORS WHO ARE COMMITTED TO INCREASING THE VALUE OF YOUR STOCK.

    WE URGE YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY THE COMPANY. IF YOU HAVE ALREADY DONE SO, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE AND INSTEAD VOTE FOR THE ELECTION OF MR. MONKS AND MR. HOLMES AND FOR OUR TWO STOCKHOLDER PROPOSALS SIMPLY BY DOING ONE OF THE FOLLOWING:

    (1) Sign, date and mail the enclosed BLUE proxy card, which must be dated after any proxy you may have already submitted to the Company, to us at the following address:

                              Elliott Associates, L.P.
                              c/o MacKenzie Partners, Inc.
                              156 Fifth Avenue
                              New York, New York 10010
                              Telephone: (800) 322-2885

                                     - or -

    (2) Vote in person at the Annual Meeting.

    Please call MacKenzie Partners, Inc. toll free at 1-800-322-2885 if you require assistance or have any questions.

SEE 'HOW TO DELIVER YOUR PROXY' BELOW FOR MORE INFORMATION.

REMEMBER, ONLY YOUR MOST RECENTLY DATED PROXY COUNTS.

                                  WHO ARE WE?

    We, the Concerned Stockholders, are institutional investors under common investment management who invest our capital in public and private companies, including a number of companies in the telecommunications industry. Our goals include identifying, creating and increasing stockholder value in each company in which we invest, and we believe our years of investing experience have enabled us to identify companies whose stockholder value has room to grow. We believe Metromedia is clearly such a company. That is why we have undertaken, at our own considerable expense, to solicit your proxies.

    We believe that stockholders like you are the true owners of their companies. So if a company in which we have invested is in our opinion being poorly managed, we will often try to speak with its management about our concerns. However, when management and/or its Board of Directors refuses to consider our suggestions or if, in our opinion, its plans do not adequately address increasing the company's stock price, we are forced to plead our case to our fellow stockholders.

    Our desire to increase the value of Metromedia's Common Stock has also led us to seek the assistance of Lens Investment Management, LLC, a Delaware limited liability company ('LENS') and a stockholder activist specialist. See 'CERTAIN INFORMATION CONCERNING THE CONCERNED STOCKHOLDERS AND OTHER PARTICIPANTS IN THE SOLICITATION' below for more information on the relationship between the Concerned Stockholders and Lens. Robert A. G. Monks, one of our nominees, is currently the Chairman of Lens. Together, the Concerned Stockholders and Lens attempted several times prior to filing a preliminary proxy statement to communicate our concerns to the Company and discuss Metromedia's stock performance. The Company was unresponsive.

    On April 16, 2001, four days after the preliminary proxy statement of the Concerned Stockholders was filed with the SEC, representatives of the Concerned Stockholders and Lens did meet with senior management of the Company. We believe that meeting was not productive. Despite expressing sympathy with several of our critiques of the Company, senior management did not, in our opinion, have any solutions or proposals to improve the performance of the Company's stock price. Furthermore, although we were invited to bring potential Board candidates to their attention, the Company thus far has failed to respond to our subsequent written request to add to the Board nominees suggested by us. See 'Meeting With Metromedia's Management' below for more information.

                      WHY ARE WE MAKING THIS SOLICITATION?

    THE CONCERNED STOCKHOLDERS, CURRENTLY WITH A COLLECTIVE OWNERSHIP OF APPROXIMATELY 4.0% OF METROMEDIA'S COMMON STOCK, ARE HIGHLY CONCERNED BY THE COMPANY'S OPERATING PERFORMANCE AND LOW STOCK PRICE. WE BELIEVE OUR NOMINEES WILL BE MORE RESPONSIVE TO EXPLORING ALTERNATIVES DESIGNED TO INCREASE STOCKHOLDER VALUE.

                 WHY SHOULD YOU SUPPORT OUR NOMINEES/PROPOSALS?

    WE BELIEVE MR. MONKS AND MR. HOLMES TO BE EXPERIENCED AND HIGHLY QUALIFIED NOMINEES WHO ARE EACH COMMITTED TO INCREASING VALUE FOR ALL COMMON STOCKHOLDERS. Our nominees have extensive experience in advocating the interests and rights of stockholders, and they take your concerns seriously. If elected, Mr. Monks and Mr. Holmes will both seek to increase your stockholder value through their advocacy and support of, consistent with their fiduciary obligations, a program that will include:

    A. the immediate initiation of a sale or spin-off of the Company's Snapper lawn and garden equipment business;

    B. negotiating with creditors to allow for a repurchase of Common Stock and, if such negotiations are successful, the subsequent initiation by the Company of an open market stock buy-back program for up to $25 million in Common Stock;

    C. the prompt articulation of the Company's future telephony strategy, coupled with the analysis and possible sale or spin-off of Metromedia's cable, radio and/or paging properties; and

        D. the immediate analysis and, if warranted, coordination of a possible initial public offering, spin-off, joint venture, or sale of the Company's Chinese internet operations.

    Mr. Monks and Mr. Holmes also would encourage Metromedia's Board of
Directors:

    (i)  to greatly simplify and clarify the financial statements,

    (ii) to insist that management dedicates its full time to running this Company, and resign from all other management positions at other public companies,

    (iii) to steer Metromedia on a path that would facilitate Wall Street analyst coverage of Metromedia, and

    (iv) to implement protective measures that would prevent affiliates of Metromedia Company, including John W. Kluge, the Chairman of the Board of Metromedia, and Stuart Subotnick, the Vice Chairman, Chief Executive Officer and President of Metromedia, from taking Metromedia private to the detriment of all Metromedia stockholders.

    Based upon the history of each of our nominees working to increase stockholder value while serving on the boards of various companies, we believe that Mr. Monks and Mr. Holmes would be two forceful voices on your Board by encouraging the implementation of all of these plans, which we strongly believe would increase stockholder value. See 'ELECTION OF DIRECTORS' below for more information concerning our nominees.

    The INDEPENDENT DIRECTORS PROPOSAL, upon adoption, immediately amends the Company's By-laws to allow only one insider to serve on the Board, except that existing Directors may serve the remainder of their terms. Despite the Company's public statement that your Board will likely be controlled by a private entity of John W. Kluge's,(1) the adoption of this Proposal will insure that when Metromedia selects future nominees, it cannot choose insiders allied with the Company or John W. Kluge. Future nominees will need to be independent. See the 'Inside Directors' discussion in the 'We Believe Metromedia Is Run Like A Private Company' section of this proxy statement.

    The STOCKHOLDER DEMOCRACY PROPOSAL, upon adoption, immediately amends the Company's By-laws to allow a stockholder or combination of stockholders collectively owning at least 1,500,000 shares of Common Stock to force, by written demand, the Chairman or Vice-Chairman of the Board to call special meetings of stockholders. This changes the current status quo, where the stockholders are powerless to call a meeting. Currently, only the Chairman or Vice-Chairman of the Company can call a meeting.

    We believe the 1,500,000 share threshold in the Stockholder Democracy Proposal eliminates the Company's repeatedly expressed position, namely the concern that giving stockholders the right to call a meeting will allow any stockholder the power to cause a costly meeting to be called, thus wasting Metromedia's money. We believe that holders of 1,500,000 shares have a significant economic interest in not unnecessarily using corporate resources. It is our view that if such a stockholder, or group of stockholders, believes it is important to call a special meeting, such stockholder or group of stockholders, should have that ability. Remember, this is YOUR Company; those are YOUR resources. We believe the stockholders should have this right. For more information on the Two Stockholder Proposals, see the 'How Do The Two Stockholder Proposals Help?' Section and the 'Our Proposals' Section of this proxy statement.

    While it is our hope and good faith belief that the election of our nominees, the adoption of our Two Stockholder Proposals, and the enactment of our proposals should contribute significantly to the increase of stockholder value, there can be no assurances of such results.

---------
(1) See Form 424B4 17 filed by Metromedia International Group, Inc. (Oct. 1,
    1999).

                         WHAT IS WRONG WITH METROMEDIA?

A. 86% DROP IN STOCK PRICE SINCE NOVEMBER 1995

    The numbers tell the story.

     Since November 2, 1995 (when Metromedia's shares were first publicly traded), Metromedia's Common Stock price went from above $18 on its initial trading day down to $1.90 on December 27, 2000. As of August 23, 2001, the closing price of Metromedia's Common Stock was $2.46 per share.

     Since November 2, 1995, the S&P 500 and the NASDAQ telecom index both increased while Metromedia's Common Stock price decreased. The Chart below shows that $100 invested in Metromedia on November 2, 1995 would be worth, as of August 23, 2001, approximately $14, as compared with approximately $197 if invested in the S&P 500. Additionally, $100 invested in the NASDAQ telecom index would be worth, as of August 23, 2001, over $122.

    In our opinion, Metromedia's current Board has made no progress in increasing the Common Stock price for several years. We are highly confident that Metromedia's poor Common Stock price performance is of great concern to all of Metromedia's stockholders, as it has been to us for some time.

    The Concerned Stockholders have continuously held shares of Metromedia Common Stock since 1998. We currently hold over 3.7 million shares of Common Stock, or approximately 4.0% of the Company's Common Stock. We continue to hold shares of Common Stock because we believe that we have an effective plan to reverse the general downward spiral of the Company's stock price and increase value for all Metromedia's stockholders. In our opinion, the election of Mr. Monks and Mr. Holmes to the Board and the adoption of both of our Two Stockholder Proposals could be key steps in the hopeful resurgence of Metromedia's stock price.

    As you can see from the first graph below, from November 2, 1995 to August 31, 2001, the Company's stock price has declined from a price of approximately $18 to its recent price level below $3.00 per share. This represents a decline of almost 86% from November 2, 1995. As of August 31, 2001, Metromedia's closing Common Stock price was $2.32 per share. How do you feel about Metromedia's stock price performance? Do you have any confidence that Metromedia's current Board will be effective in increasing the stock price?

    The second graph highlights how Metromedia has performed in comparison to the S&P 500 Index. While Metromedia's stock price is approximately 86% below where it was in November 1995, the S&P 500 Index has increased 92% in the same time period. The second graph vividly illustrates that $100 invested in Metromedia on November 2, 1995 would be worth less than $20 on August 31, 2001 (i.e., less than 1/5th as much), while $100 invested in the S&P 500 Index at the same time would be worth over $192 on August 31, 2001 (i.e., almost twice as much). Put another way, if you had invested that $100 in Metromedia on November 2, 1995 and another person had invested $100 in the S&P 500 Index at the same time, that other person's investment would now be worth more than ten times your investment. We believe that by any objective and fair measure, that is an attention-grabbing contrast in performance. In spite of this performance, we do not believe that the Board has made a concerted effort to rectify this problem and, in our opinion, does not seem to act as if a problem truly exists.

YOU BE THE JUDGE:

                          [GRAPH]

                                           Closing Price
                                           of Metromedia
Date                                       Common Stock
----                                       ------------
02-Nov-95                                     17.5
30-Nov-95                                     18
29-Feb-96                                     13.75
30-May-96                                     13.5
30-Aug-96                                     11.25
30-Nov-96                                     12.125
28-Feb-97                                     10
30-May-97                                     10.75
30-Aug-97                                     11.875
30-Nov-97                                     9.75
28-Feb-98                                     11.375
30-May-98                                     13.5
30-Aug-98                                     5.1875
30-Nov-98                                     4.4375
28-Feb-99                                     5.8125
30-May-99                                     8.3125
30-Aug-99                                     6.375
30-Nov-99                                     4.625
29-Feb-00                                     6.875
30-May-00                                     3.9375
30-Aug-00                                     3.9375
30-Nov-00                                     2.98
28-Feb-01                                     2.94
30-May-01                                     2.70
31-Aug-01                                     2.32

[Graph #1: In the proxy statement sent to stockholders, a graph will be inserted here showing the decline in the closing price of Metromedia's Common Stock from November 2, 1995 through August 23, 2001. Graph #1 will illustrate the information contained in the immediately preceding table as follows:

X-axis (Horizontal):      Date (November 2, 1995 - August 23, 2001 by quarterly intervals)

Y-axis (Vertical):        Metromedia closing stock price]


Graph #2:

THE FOLLOWING GRAPH REPRESENTS THE VALUE OF $100 INVESTED ON NOVEMBER 2, 1995 IN EACH OF METROMEDIA AND THE S&P 500 INDEX AS OF THE FOLLOWING QUARTERLY DATES:

                          [GRAPH]

                                                        S&P
Date                         Metromedia              500 Index
----                         ----------              ---------
02-Nov-95                     100.00                   100.00
30-Nov-95                     102.86                   102.65
29-Feb-96                      78.57                   108.60
30-May-96                      77.14                   113.90
30-Aug-96                      64.29                   110.56
30-Nov-96                      69.29                   128.37
28-Feb-97                      57.14                   134.10
30-May-97                      61.43                   143.84
30-Aug-97                      67.86                   152.52
30-Nov-97                      55.71                   162.01
28-Feb-98                      65.00                   177.94
30-May-98                      77.14                   184.97
30-Aug-98                      29.64                   174.17
30-Nov-98                      25.36                   197.32
28-Feb-99                      33.21                   209.99
30-May-99                      47.50                   220.76
30-Aug-99                      36.43                   224.52
30-Nov-99                      26.43                   235.52
29-Feb-00                      39.29                   231.71
30-May-00                      22.50                   241.21
30-Aug-00                      22.50                   254.80
30-Nov-00                      17.03                   222.98
28-Feb-01                      16.80                   210.26
30-May-01                      15.43                   211.64
31-Aug-01                      13.26                   192.22

[Graph #2: In the proxy statement sent to stockholders, a graph will be inserted here which will reflect the value of a $100 investment made on November 2, 1995 in each of the Metromedia Common Stock and the S&P 500 Index on a particular date through August 23, 2001. Graph #2 will illustrate such information as follows:

X-axis (Horizontal):      Date (November 2, 1995 - August 23, 2001 by quarterly intervals)

Y-axis (Vertical):        Value of a $100 investment originally made on November 2, 1995]

    Most companies today can blame a lagging stock price at least partially on current market conditions. Metromedia cannot. Metromedia's stock price has steadily declined for over five years. Are we to believe that Metromedia's management now has a viable plan to increase the Company's stock price?

B. WE BELIEVE METROMEDIA HAS A COMPLEX CORPORATE STRUCTURE

    We believe that Metromedia's corporate structure is unnecessarily complex. The Company owns what we consider to be a disparate and mismatched collection of assets across the globe; specifically, communications assets in Russia, Eastern Europe and China, along with, inexplicably, the Snapper lawn and garden equipment business. In our opinion, this complex web of direct and indirect equity interests acts as a barrier to understanding Metromedia.

    Moreover, Metromedia reports these equity interests on both a consolidated as well as an unconsolidated basis. In our opinion, this makes it even more difficult to understand the Company's financials.

    For example, the Company reported in its 10-K405/A filed with the SEC on May 1, 2001 for the year ended December 31, 2000:

     Its assets were spread across 53 separate business entities;

     24 of these business entities were consolidated and 29 were not;

     Metromedia owned a different percentage in at least 26 of these entities with such ownership percentages ranging from 25% to 100%;

     The business headquarters of these 53 business entities were located in 20 different countries stretching from the United States to China; and

     These business entities represent seven (7) different industry segments (wireless telephony, fixed and other telephony, internet services, cable television, radio broadcasting, paging, and lawn and garden equipment).

    We can see no apparent benefit to the public stockholders by structuring the Company in this fashion.

C. WE BELIEVE METROMEDIA'S FINANCIAL REPORTING IS UNCLEAR

    Partly as a result of this organizational complexity, Metromedia suffers from what we can only view as 'murky' financial reporting.

     Some operations report their financial results with a three-month delay, making it impossible to have a clear picture of the Company's financial health at a particular moment in time.

     The financial statements do not differentiate between subscribers attributed to the consolidated businesses and those attributed to the unconsolidated businesses. Instead, Metromedia reports the number of subscribers on a combined basis, such that investors do not know how many subscribers are attributable to a particular unit.

     No distinction is made between investments in, and advances to, particular operating entities.

    We believe that taken as a whole, the opacity of Metromedia's financial reporting makes it nearly impossible for public investors to truly understand the financial health and condition of the Company. In our view, this is inappropriate for a public corporation where countless stockholders make investment decisions and risk their capital based on the information that the Company's management and Directors provide. We believe that the failure to convey intrinsic value in what we believe to be a clear manner serves no understandable purpose and should be corrected.

D. LACK OF STREET COVERAGE

    Since June 1999, not a single Wall Street analyst has covered Metromedia. Despite spending millions of dollars on investment banking fees in the past few years, management has been unable to convince a single equity analyst to follow the Company.

    We believe a lack of coverage translates into a lack of institutional and retail interest and hence a lack of trading activity. As a result of this lack of trading activity, the stock price of the Common Stock suffers. You as a stockholder suffer.

    Notwithstanding management's claims that it has tried to secure Wall Street analyst coverage for the Company, its efforts have failed. This failure is unacceptable in our view. We believe this failure is not fair to you, the true owners of Metromedia.

    The Concerned Stockholders believe that the organizational complexity and lack of reporting clarity may discourage analysts from covering the Company. Accordingly, the Concerned Stockholders want to see these items corrected and want the Company to take immediate and concerted steps to secure analyst coverage as promptly as possible. We believe that obtaining such coverage should be a much greater priority of the Company.

E. SNAPPER

    It appears to us that Metromedia's current management and Board cannot decide what to do with the Snapper lawn and garden equipment unit. During the last five years, Snapper has been the subject of repeated strategy reversals. Sometimes Snapper is for sale,(2) sometimes it is not.(3) Sometimes Snapper products are distributed exclusively through dealers,(4) and sometimes Snapper products are distributed through retailers.(5) Instead of selling Snapper over five years ago, when management first said it was a 'non-strategic asset,'(6) Metromedia's current management and Board have chosen, for reasons we do not understand, to retain ownership of what the Company repeatedly admits is a non-core asset.(7) We do not believe that Snapper has, or ever had, a strategic fit with the rest of the Company.

    You, the stockholders, may fairly ask: When will the Company sell Snapper?

    Metromedia's management and current Board do not seem to have an answer to that question. They have been indecisive on this issue. We, the Concerned Stockholders, are not indecisive. We have a plan. We believe that the Company should immediately commence the process of selling or spinning-off Snapper. If elected, Mr. Monks and Mr. Holmes will advocate such a process, consistent with their fiduciary duty. We believe the sale or spin-off of Snapper should result in an increase of stockholder value to be shared by you, the owners of the Company.

    In November 2000, the Board announced yet another reversal of strategy when it authorized Metromedia's management to evaluate separating its Snapper business as well as its Metromedia China and radio and cable businesses from its telephony assets. Then, on March 1, 2001, the Board announced that it had retained Salomon Smith Barney and ING Barings, investment banking firms, to advise the Company on the selling or spinning-off of such assets. The Company's 10-Q filed August 14, 2001 for the quarter ending June 30, 2001 states that the Board is in discussions with Snapper's banks and bondholders regarding a restructuring. We believe that at first blush this sounds encouraging, but the Company has not disclosed any particulars regarding any such restructuring plans and Metromedia has made similar restructuring announcements before, particularly in regard to the sale of Snapper.

---------
(2) See Form 10-K filed by Metromedia International Group, Inc. (Mar. 4, 1996) (discussing the Company's formal plan to sell Snapper, it stated that '[a]lthough the Company has received several proposals regarding a sale of Snapper, it has not reached an agreement in principle or entered into a definitive agreement.').

(3) See Form 10-K405 filed by Metromedia International Group, Inc. (Mar. 31,
1997) (stating, 'The Company has decided not to continue to pursue its previously adopted plan to dispose of Snapper[.]').

(4) See Form 10-K405 filed by (Mar. 30, 2000) (stating that Snapper, 'has decided to align its product distribution directly through the independent dealer network channel.').

(5) See Metromedia International Group's Snapper to Sell Products Through Wal-Mart Stores, Business Wire, September 19, 2000, available in LEXIS, Nexis Library, All News File (announcing that Snapper, Inc. had reached an agreement with Wal-Mart Stores, Inc. to sell Snapper products marking 'a major change in Snapper's distribution focus.').

(6) See Form 10-K filed by Metromedia International Group, Inc. (Mar. 4, 1996).

(7) See, e.g., Form 10-K405/A filed by Metromedia International Group, Inc. (May 1, 2001).

    During our April 16 meeting with senior management, the Company explained how the Snapper operation had improved meaningfully in recent years. We acknowledge that fact, noting that Snapper's EBITDA in 1999 of $18.6 million(8) represented a return to pre-merger 1994 levels, when EBITDA was $17.9 million.(9) We wonder, however, what prevented management from divesting Snapper in 1999 or 2000? Now that Snapper's EBITDA is declining again (down to $9.6 million in 2000),(10) will management again postpone indefinitely its divestiture, citing bad timing?

    You, as a stockholder, deserve to know that management is seriously pursuing strategies to increase your stockholder value. We believe that Mr. Monks and Mr. Holmes, consistent with their fiduciary obligations, will take steps to support the sale or spin-off of Snapper.

F. WE BELIEVE METROMEDIA IS RUN LIKE A PRIVATE COMPANY

    We believe that Metromedia is run in some ways as if it were a private company rather than a public company. In our view, the combination of the following features results in a Company that is not properly accountable to its stockholders:

     OTHER DEMANDS ON MANAGEMENT'S ATTENTION

    According to Metromedia's own 10-K405/A that it filed with the SEC on May 1, 2001, several of its senior executive officers are not employed exclusively by Metromedia. Furthermore, both the Company's Chief Executive Officer and President, and the Company's Chief Financial Officer, hold senior executive employment positions in other public companies.

    Ask yourself this: How many other public companies can you name where being a chief executive officer or chief financial officer is a part-time job? According to the 10-K405/A filed by the Company on May 1, 2001, the Company's Chief Executive Officer and President, and the Company's Chief Financial Officer, each spent approximately 20-25 hours per week on Company matters. We believe that the position of executive officer of a public company listed on a public exchange is challenging enough on a full-time basis; simultaneously holding senior executive positions in other public companies would seem to be an unmanageable distraction.

    The Concerned Stockholders believe that you, the rightful owners of Metromedia, deserve the full-time, best efforts attention of each senior executive of the Company. We believe that you have a right to know that these highly paid executives are looking after your investment each and every day for the entire day. Based on the Company's own disclosure, that simply is not happening now.

    The Concerned Stockholders believe it is well past the time for YOUR senior management to resign their positions in those other public companies and devote their full time and best efforts to protecting YOUR interests and increasing YOUR stockholder value.

     INSIDE DIRECTORS

    The Concerned Stockholders believe that five (5) of Metromedia's eight (8) Directors can fairly be characterized as insiders. A majority of the Board, therefore, are not 'independent directors,' as defined by the California Public Employees Retirement System ('CALPERS'), a highly regarded authority on corporate governance. Indeed, on March 21, 2001, CalPERS named Metromedia to its 'Focus List' of five companies needing corporate governance improvement, and CalPERS specifically cited the deficient number of independent directors as a reason for the designation.(11)

    Current practice favors the board of a public company to be comprised primarily of truly independent outside directors. Applying the CalPERS standard, a majority of Metromedia's Board is not truly independent. A Board comprised of a majority of independent Directors fosters greater accountability to you. We believe that independent directors are more attuned to stockholder concerns than corporate insiders.

---------
(8) See Form 10-K405 filed by Metromedia International Group, Inc. (Mar. 30,
2000).

(9) See Form 10-K filed by The Actava Group, Inc. (Mar. 30, 1995).

(10) See Form 10-K405 filed by Metromedia International Group, Inc. (Apr. 2,
2000).

(11) See CalPERS website (www.calpers.ca.gov).

    Moreover, the Company itself has asserted that your Board is controlled, not by you, its public stockholders, but by Metromedia Company, a separate private company effectively controlled by John W. Kluge and Stuart Subotnick. In a filing with the SEC on October 1, 1999, the Company stated emphatically:
'Metromedia Company effectively controls Metromedia International Group and has the power to influence the direction of our operations and prevent a change of control.' The Company continued, in words approved by your management, '[F]OR THE FORESEEABLE FUTURE IT IS LIKELY THAT DIRECTORS DESIGNATED OR NOMINATED BY METROMEDIA COMPANY WILL CONTINUE TO CONSTITUTE A MAJORITY OF THE MEMBERS OF THE BOARD OF DIRECTORS. AS A RESULT, METROMEDIA COMPANY WILL LIKELY CONTROL THE DIRECTION OF FUTURE OPERATIONS OF METROMEDIA INTERNATIONAL GROUP.'(12) (Emphasis Added.)

    We ask: Why should the direction of future operations be directed by Metromedia Company, and not by all the stockholders?

     OFFICERS PAID BY METROMEDIA COMPANY

    According to the Company Proxy Statement, Stuart Subotnick, the Company's Chief Executive Officer and President, is paid in his capacity as general partner of Metromedia Company and Silvia Kessel, the Company's Chief Financial Officer, and Vincent D. Sasso, Jr., the Company's Vice President-Financial Reporting, are each 'employed and paid by Metromedia Company. They did not receive any salaries or other payments from [the Company].'

    When you combine what we believe to be the distraction of executive officers who hold multiple jobs with a Board dominated by insiders who, the Company admits, are controlled by John W. Kluge's Metromedia Company, ask yourself: Who is looking out for the interests of the approximately 80% of stockholders who are unaffiliated with or not controlled by insiders?

G. THE POSSIBLE BUY-OUT SURPRISE

    It is a matter of public record that in 1983 John W. Kluge, then at the helm of Metromedia Inc., took Metromedia Inc. private in a $1.2 billion management-led buy-out, only to subsequently re-sell those assets for close to $6.5 billion. The former public stockholders of Metromedia Company did not share in that impressive windfall. Only Mr. Kluge and his associates reaped this bounty.

    Metromedia, which is only one small part of Mr. Kluge's widespread semi-private/semi-public empire, is currently trading near a five year low. Would you be willing to bet that Mr. Kluge (who is 15th on the Forbes 400 list of richest Americans for the year 2001 with an estimated net worth of $10.9 billion) has not thought of taking the Company private by purchasing the depressed shares of Metromedia and then subsequently re-selling the Company's assets at a substantial premium?

    WE, THE CONCERNED STOCKHOLDERS, BELIEVE THAT WE HAVE A PRACTICAL, VIABLE PLAN THAT WILL HELP INCREASE VALUE FOR ALL HOLDERS OF COMMON STOCK. It is a plan built on giving a greater voice both (i) to nominees committed to advocating stockholder interests, and (ii) directly to you, the stockholders. Now we are asking for your support for our nominees, proposals and programs. We appeal to you to elect Mr. Monks and Mr. Holmes to the Board to help support and advocate these plans to increase stockholder value. To contribute further to the increase of stockholder value, we also ask you to support both the Independent Directors Proposal and the Stockholder Democracy Proposal.

    PLEASE vote your BLUE proxy card FOR Mr. Monks and Mr. Holmes, and FOR both the Independent Directors Proposal and the Stockholder Democracy Proposal.

                   HOW DO THE TWO STOCKHOLDER PROPOSALS HELP?

    The Independent Directors Proposal is designed to fill your Board with truly independent Directors, as determined by the CalPERS standards. We believe that passage of this proposal would give the insiders remaining on the Board a clear message that the status quo is no longer acceptable. From that point on, the interests of the unaffiliated public stockholders should become paramount. Passage of this proposal would also tell the investment community that Metromedia and its management are serious about increasing stockholder value -- your value. See 'ELECTION OF

---------
(12) See Form 424B4 17 filed by Metromedia International Group, Inc. (Oct. 1,
1999).

DIRECTORS' below for more information concerning the effect of the approval of the Independent Director Proposal.

    The Stockholder Democracy Proposal would force the Board to listen to you, its stockholders. We believe that both the Board, which lacks a majority of independent Directors, as well as management, would have to listen more carefully to the voice of stockholders. If ignored, stockholders owning a sufficient number of shares of Common Stock could finally force them to listen to the stockholders.

    At each of the last three annual stockholder meetings, and again in connection with this year's meeting, a certain stockholder has proposed that the Company should amend its Certificate of Incorporation and By-laws to allow each holder of Metromedia Common Stock the right to call special stockholder meetings. In each of its proxy statements for the 1998, 1999, 2000 and 2001 annual stockholder meetings, the Company opposed this proposal by stating, among other things, that giving stockholders the right to call special meetings would allow any stockholder the power to cause a costly meeting to be called, thus wasting Metromedia's money. The Concerned Stockholders believe that they have crafted the Stockholder Democracy Proposal to address and eliminate Metromedia's objections. We believe that holders of 1,500,000 shares have a significant economic interest in not unnecessarily using corporate resources. It is our view that if such a stockholder, or group of stockholders, believes it is important to call a special meeting, such stockholder or group of stockholders should have that ability. Owners of less than 1,500,000 shares of Common Stock are not necessarily denied the right to demand that a meeting be called under the Stockholder Democracy Proposal. Such holders can form a group with other stockholders to satisfy the minimum threshold to demand such a meeting be called. In our opinion, the Stockholder Democracy Proposal provides the appropriate balance between protecting the Company against wasteful and inefficient meetings being called and providing stockholders with a significant economic interest the right to be heard.

                   PAST ACTION TO INCREASE STOCKHOLDER VALUE

A. RETENTION OF LENS BY THE CONCERNED STOCKHOLDERS

    On September 18, 2000, the Concerned Stockholders retained Lens, a stockholder activist group, to assist in communicating with Metromedia. The Concerned Stockholders believed that Lens' involvement would help sharpen management's focus on improving the current stock price. For more information on the relationship between the Concerned Stockholders and Lens, see 'CERTAIN INFORMATION CONCERNING THE CONCERNED STOCKHOLDERS AND OTHER PARTICIPANTS IN THE SOLICITATION' below.

B. LENS LETTER TO METROMEDIA

    On September 29, 2000, Lens delivered a public letter to Stuart Subotnick expressing its 'profound disappointment with the ability of the company's current Board and management to maximize the substantial value we feel is represented in the firm's assets.' Lens asked for an opportunity to discuss constructively the issues concerning stockholders. After initially agreeing to meet, Metromedia later abruptly and unexpectedly canceled this meeting upon less then 48 hours prior notice.

C. SECTION 220 ACTION BY LENS

    On November 29, 2000, Richard A. Bennett, the Chief Activism Officer of Lens and a holder of Common Stock, and Cede & Co. as the nominee for Mr. Bennett, filed an action pursuant to Section 220 of the Delaware General Corporation Law. This law gives stockholders the statutory right to examine corporate books and records. Mr. Bennett sought to inspect Metromedia's books and records to determine whether John W. Kluge and Stuart Subotnick breached their fiduciary duties by engaging in related party transactions that were unfair to Metromedia and its stockholders, and by wasting Metromedia's assets.

    The action was filed because Metromedia did not voluntarily agree to produce the documents demanded by Mr. Bennett within the statutory time-period for voluntary production. Prior to trial,

Mr. Bennett and Metromedia reached a tentative settlement in which Metromedia agreed to produce specified documents on or before April 11, 2001. Metromedia provided certain documents on that date.

D. STOCKHOLDER PROPOSALS

    On December 14, 2000, Elliott Associates submitted its Independent Director Proposal to Metromedia, and on December 15, 2000, Elliott International submitted its Stockholder Democracy Proposal to Metromedia.

    On January 29, 2001, Metromedia wrote to the SEC asking the SEC to take no action against Metromedia if Metromedia were to exclude the Stockholder Democracy Proposal from its Company Proxy Statement in reliance on Rule 14a-8(i)(11) of the Securities Exchange Act of 1934, as amended (the 'EXCHANGE ACT'). On February 2, 2001, counsel for the Concerned Stockholders wrote a letter of opposition to the SEC, asserting that Metromedia's reliance on Rule 14a-8(i)(11) was unjustified. On March 27, 2001, the Division of Corporate Finance at the SEC notified Metromedia that it would not recommend to the Commission that it take enforcement action against the Company, if in its sole discretion, the Company chose to omit the Stockholder Democracy Proposal from its Company Proxy Statement. However, you can still vote FOR the Stockholder Democracy Proposal by using the enclosed BLUE proxy card, and we encourage you to do so today.

E. INFORMAL STOCKHOLDER MEETING ORGANIZED BY LENS

    On February 14, 2001, Lens arranged an informal meeting of the Company's stockholders in New York City. The meeting, held at the Concerned Stockholders' sole expense, served as a forum for stockholders to exchange information about the Company and to discuss management's performance and the Company's value. Approximately 100 people and institutions representing about 25% of the Company's Common Stock attended in-person or telephonically. Although no particular action was advocated and no support or proxies solicited, it was in our opinion very clear that stockholders were extremely disappointed with the current management of the Company and its inability to increase stockholder value. Furthermore, we believe that Metromedia's management has given no indication that it is genuinely concerned about the issues expressed by its stockholders at this informational forum.

F. NOTICE OF NOMINATION

    On March 13, 2001, the Concerned Stockholders submitted a Notice of Nomination to the Company nominating Mr. Monks, John P. M. Higgins (see the 'ELECTION OF DIRECTORS' section) and Mr. Holmes to serve as Class III Directors of the Company. By this time, the Concerned Stockholders had decided that Metromedia's inattention to, and lack of success in, increasing the Common Stock price justified a proxy contest, and in this Notice of Nomination, the Concerned Stockholders expressed their intent to conduct a proxy contest.

G. MEETING WITH METROMEDIA'S MANAGEMENT

    After several failed attempts to meet with the Company's management to discuss our concerns, management finally agreed to meet with us. The meeting took place at the Company's New York City business address at 10:00 a.m. on Monday, April 16, 2001, four days after we originally filed our preliminary proxy statement with the SEC and over six months after the original request for a meeting. Stuart Subotnick, Silvia Kessel and David Persing, the Company's Chief Executive Officer and President, Chief Financial Officer, and General Counsel, respectively, met with us. During the meeting, Mr. Subotnick conceded that he believed that the corporate structure was very complex, and that such complexity in turn made the Company difficult to understand, although he tried to argue that the complexity was unavoidable. He expressed sympathy with the difficulty of understanding the Company. Mr. Subotnick also stated that the Company was looking to add an independent Director to the Board and asserted that the Company would be willing to consider, and even meet with, nominees we brought to their attention. (See 'Letter to Stuart Subotnick' below for more information.) At the end, after senior management attempted to answer our questions, we realized that the Company did not appear to be on a course that sounded meaningfully different than the one it has been on for years; a course that has seen the Company's stock price drop approximately 86% since November 1995.

H. LETTER TO STUART SUBOTNICK

    On April 17, 2001, the day after our meeting with Mr. Subotnick, we wrote a letter asking the Company to consider each of our nominees to fill the vacancy on the Board. We asked Mr. Subotnick to contact Richard Bennett at Lens to set up an interview with each nominee. As of the date of this proxy statement, the Company has not given us the courtesy of a response.

I. PROXY CONTEST

    And now, to further the goals of all the stockholders of the Company, we, at our own expense, are delivering this proxy statement to you. We are asking for your support. By supporting our nominees and the Two Stockholder Proposals, we believe that we can address the concerns stated above and return the management of the Company to you, the true and rightful owners of Metromedia. Please keep in mind that if elected, our nominees will not constitute a majority of the Board. Therefore, by themselves, they will not be in a position to cause the Board to enact any of the actions proposed by us in this proxy statement. However, we believe that the election of Mr. Monks and Mr. Holmes will send a message to the Company's management and the remaining Directors that the Company's focus should be on creating value for all stockholders. In addition, each of our nominees will work towards convincing the other Directors, consistent with his fiduciary duties, to pursue our proposed actions which we believe will increase your stockholder value. While we and our nominees believe and hope that our proposed actions will help to increase the value of the Common Stock, it is possible that our nominees' fiduciary obligations to you will lead our nominees to pursue alternative courses of action that they deem to be in your best interests.

J. 211 ACTION BY THE CONCERNED STOCKHOLDERS

    On June 28, 2001, the Concerned Stockholders filed an action pursuant to
Section 211 of the Delaware General Corporation Law to compel the Company to call the Annual Meeting. At the time we filed our complaint, more than 13 months had passed since the Company's last annual stockholders' meeting. On July 23, 2001 (following the scheduling of an August 10, 2001 trial date by the Delaware Court of Chancery), Metromedia publicly announced that it would hold its Annual Meeting on October 12, 2001. On July 31, 2001, Metromedia subsequently announced that the Record Date for such meeting would be August 31, 2001. While we were satisfied that the date of the Annual Meeting had finally been announced, we thought that it was unfortunate that the Company did not announce the meeting date before we had to go to court to protect the rights of stockholders to a timely annual meeting. After a stipulation and order setting the meeting date was signed by the Delaware Court of Chancery and filed, we informed the Court that the August 10 trial date was unnecessary. Pursuant to this stipulation and order, Metromedia agreed not to change the date of the Annual Meeting or the Record Date without the permission of either the Concerned Stockholders or the Delaware Court of Chancery. On August 13, 2001, consistent with the stipulation and order, we consented to the change in the date of the Annual Meeting to October 9, 2001.

                                   CONCLUSION

    You, the Company's stockholders, are the TRUE OWNERS OF METROMEDIA. You should control its destiny. Metromedia is not a private company; it is a public company. Despite the admission by the Company that it is controlled by Metromedia Company, one of John Kluge's companies, the Board exists to serve you. You deserve a Board that is responsive and effective in increasing stockholder value, and a management team truly committed to those goals. We believe that Metromedia's present Board and management have failed to perform in these areas. It is a matter of fact, not opinion, that Metromedia's stock price has fallen precipitously on their watch. The Company's stockholders deserve Mr. Monks and Mr. Holmes to be elected to the Board to help support and advocate our plans to increase stockholder value. If, like us, you believe that you should have the opportunity to have a say in the future of YOUR Company, we urge you to vote your BLUE proxy card FOR Mr. Monks and Mr. Holmes and FOR both the Independent Directors Proposal and the Stockholder Democracy Proposal.

    Unless you attend the Annual Meeting in person your proxy is the only means available for you to vote and be heard by your Company's management. YOUR VOTE IS EXTREMELY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE ACT TODAY.

                                 OUR PROPOSALS

    We will present the following two proposals for approval by the Company's stockholders at the Annual Meeting. These proposals, if passed by the stockholders, will immediately take effect without the need for any action of the Board.

1. THE INDEPENDENT DIRECTORS PROPOSAL

    'NOW THEREFORE, BE IT RESOLVED, that pursuant to Section 109 of the Delaware General Corporation Law, Article Twelfth of the Corporation's Restated Certificate of Incorporation and Article 9 of the Corporation's By-laws, the Corporation's shareholders hereby amend Article III of the Corporation's By-laws to add the following Section 15, such amendment to become effective following approval by holders of a majority of the shares of the Corporation's common stock entitled to vote in the election of Directors of the Corporation:

   `Section 15. The Board of Directors of the Corporation shall at no time contain more than one (1) Inside Director, except for persons who are Inside Directors at the time this Section 15 becomes effective, who shall be permitted to complete their then existing term of office. For purposes of this Section 15, 'Inside Director' means a Director (i) who is an officer or employee of the Corporation or any subsidiary or affiliate of the Corporation, or (ii) who otherwise derives income from the Corporation or any subsidiary or affiliate of the Corporation, either directly or indirectly, other than compensation for his/her services as a Director. Notwithstanding any other provision of these By-laws, this Section 15 may not be altered, amended or repealed, except by vote of a majority of the holders of the shares of the Corporation's common stock entitled to vote in the election of Directors of the Corporation.' '

2. THE STOCKHOLDER DEMOCRACY PROPOSAL

    'NOW THEREFORE, BE IT RESOLVED, that pursuant to Section 109 of the Delaware General Corporation Law, Article Twelfth of the Corporation's Restated Certificate of Incorporation and Article 9 of the Corporation's By-laws, the Corporation's stockholders hereby amend Article II Section 2 of the Corporation's By-laws as follows, such amendment to become effective following approval by holders of a majority of the shares of the Corporation's common stock entitled to vote in the election of the Directors of the Corporation:

   `Section 2. Special Meetings. Special meetings of the stockholders for any purpose may be called at any time by the Chairman or Vice Chairman of the Board of Directors, and must be called by the Chairman or Vice Chairman of the Board of Directors upon written demand by any stockholder, or trust, group or other combination of stockholders, collectively owning no less than 1,500,000 shares of the Corporation's common stock at the date of demand, a number which shall be adjusted proportionally in accordance with any future stock splits, reverse stock splits or similar events. For purposes of this
   Section 2, stockholders eligible to demand a meeting shall include stockholders of record and beneficial owners of the Corporation's common stock, provided that all of such beneficial owners provide proof of beneficial ownership in accordance with Paragraph (b)(2)(i) of Regulation 'SS'240.14a-8 under the Securities Exchange Act of 1934 (except that such beneficial owners need not supply proof of ownership for the one year period called for in such paragraph). Special meetings shall be held at such place or places within or without the State of Delaware and at such time or times as shall from time to time be designated by the Board of Directors or by the persons demanding the calling of the meeting and stated in the demand for such meeting. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting. At a meeting called pursuant to written demand as described above, only the business stated in such demand shall be transacted. Notwithstanding any other provision of these By-laws, this Section 2 may not be altered, amended or repealed, except by vote of a majority of the holders of the shares of the Corporation's common stock entitled to vote in the election of Directors of the Corporation.' '

                             ELECTION OF DIRECTORS

    According to publicly available information, the Company's Board currently consists of eight (8) Directors divided into three classes. Directors hold office for staggered terms of three years (or less if they are filling a vacancy) and until their successors are elected and qualified. One of the three classes, comprising approximately one third of the Directors, is elected each year to succeed the Directors whose terms are expiring. This year there are three (3) incumbent Class III Directors whose terms will expire at the 2001 Annual Meeting: Clark A Johnson, Sylvia Kessel, and John S. Chalsty. Mr. Chalsty was appointed to fill a vacancy, and has never been elected by the stockholders.

    We urge you to elect Mr. Monks and Mr. Holmes as Class III Directors of the Company at the 2001 Annual Meeting. Mr. Monks and Mr. Holmes have furnished the information set forth next to their names below concerning their principal occupations and business experience. Each of these nominees has consented to being named in this proxy statement and to serve as a Director of the Company if elected. If elected, Mr. Monks and Mr. Holmes each would hold office until the 2004 Annual Meeting of stockholders and until a successor has been elected and qualified, or until his earlier resignation, death or removal. Although we have no reason to believe that either Mr. Monks or Mr. Holmes will be unable to serve as a Director, if one or both of them shall not be available for election, the persons named on the BLUE proxy card have agreed to vote for the election of such other nominees as we may propose. WE URGE YOU TO CAREFULLY CONSIDER MR. MONKS' AND MR. HOLMES' QUALIFICATIONS AND ABILITIES TO REPRESENT YOUR INTERESTS.

    Pursuant to the terms of Section 4.15 of Metromedia's Series A and Series B 10 1/2% Senior Discount Notes Due 2007 Indenture (the 'INDENTURE'), the notes issued under the Indenture shall become immediately due and payable upon a change of control. A change of control includes 'the first day on which a majority of the members of the Board of Directors are not Continuing Directors[.]' The Indenture defines a 'CONTINUING DIRECTOR' as any of the persons serving as directors on the Board at the time of the merger (of the Company, PLD Telekom and Moscow Communications, Inc. under the Agreement and Plan of Merger dated as of May 18, 1999 (the 'AGREEMENT AND PLAN OF MERGER'), and any new Director whose election or appointment to the Board or whose nomination for election by the stockholders of the Company was approved by the Continuing Directors then in office. Continuing Directors shall not include any persons nominated by News America Incorporated to serve as Directors, and thus Martin Pompadur is not counted as a Continuing Director.

    If the Company takes no corrective action as described below and all three of the individuals we previously intended to nominate were to be elected to the Board, only four out of the eight Directors of the Company would be considered Continuing Directors under the terms of the Indenture, and the change in control provision in the Indenture could be triggered. Naturally, the Company could prevent such a happening by appointing a ninth Director to the Board as it has informed us it intends to do, and we call upon the Company to do so without delay. Alternatively, the Board could have approved our three original nominees, which we also called on the Company to do. However, we have no reason to believe that the Company has any intention of appointing a ninth Director prior to the Annual Meeting, and the Company did not approve our three original nominees. As a result, to prevent the possibility of causing a change in control under the terms of the Indenture through the election of our three original nominees, we have instead nominated only two persons, Mr. Monks and Mr. Holmes, and have withdrawn Mr. Higgins.

    Additionally, we believe that the terms of the Indenture do not affect the Independent Director Proposal. We believe that in the future, as long as the Continuing Directors then in office elect or approve the nomination of any Independent Director, then the change in control provision as relating to the Continuing Directors in the Indenture will not be triggered.

OUR NOMINEES FOR DIRECTOR:

ROBERT A. G. MONKS Age 67                   Mr. Monks is currently the Chairman of Lens, a Delaware
                                            limited liability company and a shareholder activist
                                            specialist. Mr. Monks has been a principal in Lens since
                                            1990 and a participant in the management of Lens from
                                            1990 until 2000. Since March 1996, Mr. Monks has also
                                            served as a director of Ram Trust Services Inc., a
                                            Portland, Maine-based investment management organization
                                            ('RAM'), and as Joint Deputy Chairman of Hermes Lens
                                            Asset Management Ltd., a United Kingdom corporation and
                                            an investment management and investment advisory
                                            business ('HERMES'), since 1998. Formerly, Mr. Monks
                                            served as a Director of Tyco International Ltd., a
                                            diversified manufacturing and service company, the
                                            Jeffries Group, and The Boston Company, an institutional
                                            investor.

ROBERT B. HOLMES Age 69                     Mr. Holmes has served as Senior Advisor at Lens since
                                            1995. Since March 1996, he has been an advisor to
                                            Mitsubishi Corporation, a Japanese trading company, an
                                            advisor to Mitsubishi International Corp., the primary
                                            United States subsidiary of Mitsubishi Corporation, an
                                            advisor to MC Financial Services, Inc., a United States
                                            subsidiary of Mitsubishi Corporation, an advisor to
                                            Nihon Nosan Koygo K.K., a Japanese company that
                                            processes grain, animal feed products and various
                                            consumer food products since 1998, a director of
                                            Atlantic Bank N.A. from 1994 until 1996, and a director
                                            of Dayton Superior Corporation, a manufacturer of metal
                                            and plastic fittings, from 1996 until 2000. Mr. Holmes
                                            is currently a director of Mitsubishi International
                                            Corp. and an advisory director of Ripplewood Holdings
                                            L.L.C., a manager of private equity funds.

    Mr. Monks and Mr. Holmes both have years of experience in advising public companies on how to increase stockholder value. We believe that this is what this Company needs. That is why we have nominated them. With your support, they will use their vast experience to increase the value of your investment.

    The accompanying BLUE proxy card will be voted at the Annual Meeting in accordance with your instructions on such card. You may vote FOR the election of Mr. Monks and Mr. Holmes as Directors of the Company or withhold authority to vote for any of them by marking the proper box(es) on the BLUE proxy card. If no marking is made, you will be deemed to have given a direction to vote all of your shares of Common Stock FOR the election of each of Mr. Monks and Mr. Holmes.

    WE BELIEVE THAT IT IS IN YOUR BEST INTEREST TO ELECT ROBERT A. G. MONKS AND ROBERT B. HOLMES AS DIRECTORS OF METROMEDIA AT THE ANNUAL MEETING, AND STRONGLY RECOMMEND A VOTE 'FOR' THEIR ELECTION. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE ACT TODAY BY SIGNING, DATING AND MAILING YOUR BLUE PROXY CARD.

                   ADOPTION OF THE STOCKHOLDER PROPOSALS

    Neither the Stockholder Democracy Proposal nor the Independent Directors Proposal is advisory. This means neither proposal allows the Board to merely take the demands of the stockholders under consideration without taking action. These proposals, if passed by the stockholders, will immediately take effect without the need for any action of the Board.

    The accompanying BLUE proxy card will be voted at the Annual Meeting in accordance with your instructions on such card. You may vote FOR the Independent Directors Proposal and FOR the Stockholder Democracy Proposal or withhold authority to vote for one or both of such stockholder proposals by marking the proper box(es) on the BLUE proxy card. If no marking is made, you will be deemed to have given a direction to vote all of your shares of Common Stock FOR both the Independent Directors Proposal and the Stockholder Democracy Proposal.

    WE BELIEVE THAT IT IS IN YOUR BEST INTEREST TO VOTE IN FAVOR OF BOTH OF THESE STOCKHOLDER PROPOSALS AT THE ANNUAL MEETING, AND STRONGLY RECOMMEND A VOTE 'FOR' BOTH OF THE STOCKHOLDER PROPOSALS. YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE ACT TODAY BY SIGNING, DATING AND MAILING YOUR BLUE PROXY CARD.

           OTHER MATTERS TO BE CONSIDERED AT THE 2001 ANNUAL MEETING

    According to the Company Proxy Statement, Metromedia's stockholders, in addition to electing new Directors and voting on the Two Stockholder Proposals, will also vote on the following proposals:

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

    The Board has selected KPMG LLP, independent auditors, to audit Metromedia's financial statements for the fiscal year ending December 31, 2001 (the 'ACCOUNTANT RATIFICATION PROPOSAL').

    THE CONCERNED STOCKHOLDERS RECOMMEND THAT METROMEDIA'S STOCKHOLDERS VOTE 'FOR' THE RATIFICATION OF THE SELECTION OF KPMG LLP AS METROMEDIA'S INDEPENDENT AUDITORS.

THE NYCTRS PROPOSAL

    According to the Company Proxy Statement, Alan G. Hevesi, investment adviser and a trustee of the New York City Teachers' Retirement System ('NYCTRS'), c/o The City of New York, office of the Comptroller, 1 Centre Street, New York, New York 10007-2341, beneficial owner of 65,600 shares Metromedia Common Stock, has submitted the following proposal on behalf of NYCTRS (the 'NYCTRS PROPOSAL'):

   'BE IT RESOLVED, that the shareholders of Metromedia International Group request that the Board of Directors amend the certificate of incorporation to reinstate the rights of the shareholders to take action by written consent and to call special meetings.'

    For the reasons provided in NYCTRS's supporting statement as set forth in the Metromedia Preliminary Proxy Statement, the Concerned Stockholders support the NYCTRS Proposal. It should be noted that NYCTRS's proposal is simply a recommendation to the Board and, even if approved by Metromedia stockholders, the Board will have no legal obligation to pursue such amendments. However, the Concerned Stockholders believe that any reasonable proposal that seeks to increase the rights of Metromedia stockholders should be considered by the Board. Therefore, in addition to recommending that stockholders vote 'FOR' the Stockholder Democracy Proposal, the Concerned Stockholders recommend that Metromedia stockholders also vote 'FOR' the NYCTRS Proposal.

    THE CONCERNED STOCKHOLDERS RECOMMEND THAT METROMEDIA'S STOCKHOLDERS VOTE 'FOR' THE NYCTRS PROPOSAL.

CALPERS STOCKHOLDER PROPOSAL

    Kayla J. Gillan, General Counsel of CalPERS, Lincoln Plaza, P.O. Box 942708, Sacramento, California 95814, beneficial owner of approximately 2,807,174 shares of Mertromedia Common Stock, has submitted the following proposal on behalf of CalPERS (the 'CALPERS PROPOSAL'):

   'RESOLVED, that the stockholders of Metromedia International Group, Inc. urge the Board to take the steps necessary, in compliance with applicable law, to reorganize itself into one class.'

    For the reasons provided in CalPERS's supporting statement as set forth in the Metromedia Preliminary Proxy Statement, the Concerned Stockholders support the CalPERS Proposal. It should be noted that CalPERS' proposal is simply a recommendation to the Board and, even if approved by Metromedia stockholders, the Board will have no legal obligation to take such steps. However, the Concerned Stockholders believe that declassifying the Board, in conjunction with the Independent

Directors Proposal, will make the Board more accountable to its stockholders. Therefore, in addition to recommending that stockholders vote 'FOR' the Independent Directors Proposal, the Concerned Stockholders recommend that Metromedia stockholders also vote 'FOR' the CalPERS Proposal.

    THE CONCERNED STOCKHOLDERS RECOMMEND THAT METROMEDIA'S STOCKHOLDERS VOTE 'FOR' THE CALPERS PROPOSAL.

    If any other matters are to be voted on at the Annual Meeting that were unknown to the Concerned Stockholders a reasonable time before this solicitation, the Concerned Stockholders will vote their shares of Common Stock and all proxies held by them in accordance with their best judgment with respect to such matters.

                          VOTING RULES AND PROCEDURES

    The shares of Common Stock are the only class of capital stock of the Company entitled to vote for the election of Directors and on proposals at the Annual Meeting. Every holder of Common Stock is entitled to one vote for each share of Common Stock held. In accordance with the Company's By-laws, at the Annual Meeting the holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum.

    Under Delaware law, abstaining votes and broker non-votes are considered to be present for purposes of a quorum but are not deemed to be votes cast. A broker 'non-vote' occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions on how to vote from the beneficial owner.

    Only holders of record as of the close of business on the Record Date will be entitled to vote. If you were a stockholder of record on the Record Date, you will retain your voting rights for the Annual Meeting even if you sell or have sold your Common Stock after the Record Date. ACCORDINGLY, IT IS IMPORTANT THAT YOU VOTE THE SHARES YOU HELD ON THE RECORD DATE, OR GRANT A PROXY TO VOTE SUCH SHARES ON THE BLUE PROXY CARD, EVEN IF YOU SELL OR HAVE ALREADY SOLD YOUR SHARES.

ELECTION OF DIRECTORS

    As set forth in the Company's By-laws and the Company Proxy Statement, a plurality of the votes duly cast is required for the election of Directors, assuming a quorum is present or otherwise represented at the Annual Meeting. Consequently, only shares of Common Stock that are voted in favor of a particular nominee will be counted toward such nominee's attaining a plurality of votes. Shares of Common Stock present at the meeting that are not voted for a particular nominee (including broker non-votes and shares of Common Stock present by proxy where the stockholder properly withheld authority to vote for such nominee) will not be counted toward such nominee's attainment of a plurality.

STOCKHOLDER PROPOSALS

    The Stockholder Democracy Proposal and the Independent Directors Proposal will each be approved upon the affirmative vote of a majority of the holders of shares of Metromedia stock entitled to vote in the election of Directors at the Annual Meeting. The NYCTRA Proposal and the CalPERS Proposal will each be approved upon the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Only shares of Common Stock that are voted in favor of a particular proposal will be counted toward such proposal's attaining a majority of votes. Shares of Common Stock present at the meeting that are not voted for a particular proposal (including broker non-votes and shares of Common Stock present by proxy where the stockholder properly withheld authority to vote for such proposal) will not be counted toward such proposal's attainment of a majority.

ACCOUNTANT RATIFICATION PROPOSAL

    The Accountant Ratification Proposal will be approved upon the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting.

OUR BUSINESS PROPOSALS

    The Company's stockholders will not be afforded a separate opportunity to vote on our business proposals set forth in this proxy statement unless such opportunity is otherwise provided to them by the Board.

                           HOW TO DELIVER YOUR PROXY

    You are urged promptly to sign, date and mail the enclosed BLUE proxy card in the enclosed envelope to the following address:

       Elliott Associates, L.P.
       c/o MacKenzie Partners, Inc.
       156 Fifth Avenue
       New York, New York 10010

    Please call MACKENZIE PARTNERS, INC. TOLL FREE AT 1-800-322-2885 if you require assistance or have any questions.

HOW TO REVOKE YOUR PROXY

    Your execution of the BLUE proxy card will not affect your right to attend the Annual Meeting and vote in person. Any proxy given by you may be revoked at any time prior to the Annual Meeting by delivering a written notice of revocation, or a later dated proxy for the Annual Meeting, to the Concerned Stockholders at the above address, or to the Clerk of the Company at its principal executive offices, or by voting in person at the Annual Meeting. If the BLUE proxy card is your latest proxy submission and no direction is given by you on such card, it will be deemed to be a direction to vote 'for' the election of Mr. Monks and Mr. Holmes, the Independent Directors Proposal and the Stockholder Democracy Proposal. REMEMBER, ONLY YOUR LATEST DATED PROXY FOR THE ANNUAL MEETING WILL COUNT. YOUR VOTE IS IMPORTANT -- PLEASE ACT TODAY.

IMPORTANT INSTRUCTIONS FOR 'STREET NAME' STOCKHOLDERS

    If any of your shares of Metromedia Common Stock are held in the name of a brokerage firm, bank nominee or other institution, only such institution can sign a BLUE Proxy Card with respect to your shares and only after receiving your specific instructions. Accordingly, please promptly sign, date and mail the enclosed BLUE Proxy Card (or voting instruction form) you received from the brokerage firm, bank nominee or other institutions in whose name your shares are held in the postage-paid envelope provided. Please do so for each account you maintain. To ensure that your shares are voted in accordance with your wishes, you should also contact the person responsible for your account and give instructions for a BLUE Proxy Card to be issued representing your shares of Metromedia Common Stock.

           CERTAIN INFORMATION CONCERNING THE CONCERNED STOCKHOLDERS
                   AND OTHER PARTICIPANTS IN THE SOLICITATION

    Information concerning the Concerned Stockholders, Paul E. Singer, Elliott International Capital Advisors, Inc., Mr. Monks and Mr. Holmes, Lens, Elliott Management Corporation, Daniel Gropper, Nadav Manham, Richard Mansouri, Richard
A. Bennett, John Goodrich and Karen C. Lowell, the 'PARTICIPANTS' in the solicitation contemplated by this proxy statement, as defined in the proxy rules promulgated by the SEC under the Exchange Act, is set forth below and on the Schedules attached hereto.

    Elliott Associates is a Delaware limited partnership organized to purchase, sell, trade and invest in securities. Its principal offices are located at 712 Fifth Avenue, New York, New York 10019. Elliott Associates beneficially owns 1,856,000 shares of Common Stock(13) and is the record holder of 1,000 shares of Common Stock.

    Elliott International is a Cayman Islands limited partnership organized to purchase, sell, trade and invest in securities. Its principal offices are located at c/o HSBC Financial Services (Cayman) Limited, P.O. Box 1109 GT, HSBC House, Mary Street, Grand Cayman, Cayman Islands, British West Indies. Elliott International Capital Advisors Inc., a Delaware corporation, acts as the investment advisor for Elliott International. Elliott International beneficially owns 1,928,100 shares of Common Stock and is the record holder of 1,000 shares of Common Stock.

    Collectively, Elliott Associates and Elliott International own 3,786,100 shares of Common Stock representing approximately 4.0% of the outstanding shares of Common Stock.

    Elliott Management Corporation provides investment management services to each of the Concerned Stockholders. Elliott Management Corporation maintains a business address at 712 Fifth Avenue, New York, New York 10019. The following employees at Elliott Management Corporation may be soliciting proxies: Daniel Gropper and Nadav Manham. Neither Mr. Gropper nor Mr. Manham owns any shares of Metromedia capital stock.

    Elliott International Capital Advisors, Inc. ('INTERNATIONAL ADVISORS') is the investment manager of Elliott International. It has a business address at 712 Fifth Avenue, New York, New York 10019. International Advisors has shared investment and voting power over the 3,786,100 shares of Common Stock beneficially owned by Elliott International, but expressly disclaims equitable ownership of and pecuniary interest in any such Common Stock.

    Paul Singer is a general partner of Elliott Associates, the president of International Advisors and the president of Elliott Management Corporation. Mr. Singer maintains a business address at 712 Fifth Avenue, New York, New York 10019.

    Lens, a Delaware limited liability company, is a stockholder activist group maintaining a business address at 45 Exchange Street, Suite 400, Portland, Maine 04104. The Concerned Stockholders initially retained Lens on September 18, 2001 to compensate Lens for its assistance to the Concerned Stockholders in communicating with Metromedia's management in an attempt to get management to focus on increasing stockholder value. The Concerned Stockholders and Lens entered into an option agreement dated as of September 29, 2000 (the 'OPTION AGREEMENT'). Pursuant to the Option Agreement, each of the Concerned Stockholders issued a call option entitling Lens to purchase 100,000 shares of Common Stock currently owned by such Concerned Stockholder at a price equal to $4.50 per share. Such call option was to expire on June 18, 2001.

    After filing their preliminary proxy statement with the SEC on April 12, 2001, the Concerned Stockholders began discussions to amend the Option Agreement or enter into a new agreement entirely. The Concerned Stockholders desired to compensate Lens via a mechanism that would directly tie such compensation to an increase in stockholder value. The Concerned Stockholders believe such increase in stockholder value may not happen until after the Annual Meeting, if at all. Lens has agreed to provide advisory services and other assistance to the Concerned Stockholders in connection with the proxy solicitation, and as such, the Concerned Stockholders decided to grant Lens a new call option on terms that would more fairly compensate Lens for its efforts. The Concerned Stockholders and Lens subsequently entered into an agreement dated as of June 12, 2001 (the 'NEW LENS AGREEMENT'). The

---------
(13) Elliott Associates has included as part of its beneficial ownership of Metromedia Common Stock the 1,856,000 shares of Common Stock beneficially owned by The Liverpool Limited Partnership, a Bermuda limited partnership ('LIVERPOOL'). Liverpool is owned by Elliott Associates as a 99% Limited Partner and by Liverpool Associates Limited, a Bermuda corporation ('LIVERPOOL ASSOCIATES'), as a 1% General Partner. Elliott Associates is the sole shareholder of Liverpool Associates.

New Lens Agreement replaced the Option Agreement in full. Under the New Lens Agreement, the Concerned Stockholders agreed to issue to Lens within 10 business days a call option entitling Lens to purchase a total of 300,000 shares of Common Stock currently owned by the Concerned Stockholders at an exercise price equal to $3.00 per share (the 'NEW CALL OPTION'). The New Call Option shall expire on March 31, 2002.

    Under the New Lens Agreement:

     Lens and its affiliates agreed to limit their beneficial ownership of the Company's Common Stock within the meaning of Section 13(d) of the Exchange Act, including the New Call Option, to no more than 700,000 shares of Common Stock.

     The Concerned Stockholders agreed to reimburse Lens for all reasonable expenses incurred by Lens in connection with the proxy solicitation up to an aggregate amount equal to $150,000.

     The Concerned Stockholders agreed that in the event there is any claim, complaint or other action, or threat thereof, for any actions taken before the Annual Meeting by Mr. Monks and Mr. Holmes in their capacity as nominees for election to the Board, the Concerned Stockholders will reimburse the first $150,000 of reasonable legal costs, fees and other expenses incurred by each which is not recoverable from an insurance carrier. The Concerned Stockholders agreed to pay up to $10,000 of premium or deductible relating to such insurance coverage.

     In the event of any litigation engaged in by the Concerned Stockholders prior to December 31, 2001 against the Company or any officer, director, subsidiary or affiliate thereof, Lens shall be entitled to receive an amount equal to 25% of the net proceeds, after fees and expenses, recovered by the Concerned Stockholders in connection with such litigation, if any.

    Lens has not exercised any options under either the Option Agreement or the New Lens Agreement as of the date of this proxy statement.

    Lens beneficially owns 300,000 shares of Common Stock.(14)

    The following individuals at Lens will be soliciting proxies: Richard A. Bennett, Chief Activism Officer, John Goodrich, Director of Research, and Karen
C. Lowell, Chief Operating Officer. Mr. Bennett beneficially owns 9,300 shares of Common Stock and 300 shares of 7.25% convertible preferred stock of Metromedia, having a par value of $1.00 (the 'PREFERRED STOCK'). Mr. Goodrich and his spouse beneficially own 1,000 shares of Common Stock. Ms. Lowell beneficially owns 600 shares of Common Stock.

    Mr. Monks, Mr. Holmes, Mr. Bennett, Mr. Goodrich and Ms. Lowell are each associates of Lens, which entered into the Option Agreement with the Concerned Stockholders.

    Mr. Monks is the beneficiary of the Robert A. G. Monks Trust 1991 (the 'MONKS TRUST').

    Mr. Bennett's spouse, Karen L. Bennett, beneficially owns 5,700 shares of Common Stock, 5,500 of which shares are owned jointly with Mr. Bennett. Ms. Bennett has an address at c/o Lens Associates, 45 Exchange Street, Suite 400, Portland, Maine 04104.

    The holdings of the participants are all as of August 31, 2001.

    Except as set forth in this proxy statement (including the Schedules attached hereto), none of the Concerned Stockholders or, to the knowledge of the Concerned Stockholders, any other participant in this solicitation or any of their respective associates: (i) directly or indirectly beneficially owns any shares of Common Stock or any other securities of the Company or any of its subsidiaries; (ii) has had any relationship with the Company in any capacity other than as a stockholder, or is or has been a party to any transaction, or series of similar transactions, since the beginning of Company's last fiscal year with respect to any shares of the Company; (iii) has been a party to or had or will have, a direct or indirect material interest in any transaction, series of transactions, or any currently proposed transaction or series of transactions, to which Metromedia or any of its subsidiaries was or is to be a party, in which

---------
(14) Includes the shares of Common Stock which Lens has the option to acquire under the New Lens Agreement. As of August 31, 2001, Lens has not exercised any options under either the Option Agreement or the New Lens Agreement.

the amount involved exceeds $60,000; or (v) has been indebted to the Company or any of its subsidiaries since the beginning of the Company's last fiscal year.

    In addition, other than as set forth in this proxy statement (including the Schedules hereto), there are no contracts, arrangements or understandings entered into by the Concerned Stockholders or any other participant in this solicitation or any of their respective associates within the past year with any person with respect to any of the Company's securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

    Except as set forth in this proxy statement (including the Schedules hereto), none of the Concerned Stockholders or any other participant in this solicitation or any of their respective associates has any knowledge of or been engaged in any contracts, negotiations or transactions with the Company or its affiliates concerning a merger, consolidation, acquisition, tender offer or other acquisition of securities, or a sale or other transfer of a material amount of assets other than what has been publicly filed by the Company or third parties with the SEC; or has had any other transaction (other than this proxy solicitation and matters incidental thereto) with the Company or any of its executive officers, directors, subsidiaries or affiliates that would require disclosure under the rules and regulations of the SEC.

    Except as set forth in this proxy statement (including the Schedules hereto), none of the Concerned Stockholders or any other participant in this solicitation or any of their respective associates, has entered into any agreement or understanding with any person with respect to (i) any future employment by the Company or its affiliates or (ii) any future transactions to which the Company or any of its affiliates will or may be a party.

    Except as set forth in this proxy statement (including the Schedules hereto), neither Mr. Monks nor Mr. Holmes, in the past five (5) years, has been a party to any legal proceeding or subject to any judgment, order or decree of the type described in Item 401(f) of Regulation S-K.

    Except as set forth in this proxy statement (including the Schedules hereto), neither Mr. Monks nor Mr. Holmes is involved in any material proceeding to which any of them is a party adverse to Metromedia or any of its subsidiaries or has a material interest adverse to Metromedia or any of its subsidiaries.

    Except as set forth in this proxy statement (including the Schedules hereto), none of the participants has a family relationship with any director, executive officer, or other person nominated or chosen by Metromedia to become a director or executive officer.

    With respect to the information of security ownership of certain beneficial owners and management of Metromedia, as required by Item 403 of Regulation S-K, none of the nominees has any knowledge outside of what has been filed by the Company and third parties with the New Lens Agreement and made publicly available.

    Neither of the Concerned Stockholders has a substantial interest, direct or indirect, by security holdings or otherwise, that will to their knowledge be acted upon at the 2001 Annual Meeting, other than the election of its nominees for Director and the Two Stockholder Proposals.

    Neither Mr. Monks nor Mr. Holmes has a substantial interest, direct or indirect, by security holdings or otherwise, that will to their knowledge be acted upon at the 2001 Annual Meeting other than as to their election as Class III Directors. No other participant has a substantial interest, direct or indirect, by security holdings or otherwise, that will to their knowledge be acted upon at the 2001 Annual Meeting.

                               SECURITY OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The table below, using the information provided in the Company Proxy Statement, sets forth, as of August 31, 2001, certain information regarding each person, including any 'group' as that term is used in Section 13(d)(3) of the Exchange Act, known to own 'beneficially' as such term is defined in Rule 13d-3 under the Exchange Act, more than 5% of the Company's outstanding Common Stock. In accordance with the rules promulgated by the SEC, such ownership includes shares currently owned as well as shares of which the named person has the right to acquire beneficial ownership within 60 days, including shares which the named person has the right to acquire through the exercise of any option, warrant or right, or through the conversion of a security. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. The Concerned Stockholders disclaim responsibility for this information, as it is attributable solely to the Company.

                                                             NUMBER OF SHARES OF     PERCENTAGE OF
                                                                 COMMON STOCK         OUTSTANDING
           NAME AND ADDRESS OF BENEFICIAL OWNER             BENEFICIALLY OWNED(1)    COMMON STOCK
           ------------------------------------             ---------------------    ------------
Metromedia Company .......................................         7,989,206              8.5%
  One Meadowlands Plaza
  East Rutherford, NJ 07073
John W. Kluge ............................................        18,736,669(2)          19.6%
  810 Seventh Avenue
  New York, New York 10019
Stuart Subotnick .........................................        19,050,994(2)          19.9%
  810 Seventh Avenue
  New York, New York 10019
News PLD LLC .............................................         9,136,744(3)           9.7%
  1211 Avenue of the Americas
  New York, New York 10036
Snyder Capital Management, L.P ...........................         8,636,701(4)           9.2%
  350 California Street, Suite 1460
  San Francisco, California 94104-1436

---------

(1) Unless otherwise indicated by footnote, the named persons have sole voting and investment power with respect to the shares of Common Stock beneficially owned.

(2) The amount set forth in the table above includes 12,415,455 shares beneficially owned by Mr. Kluge and Mr. Subotnick through Metromedia Company, a Delaware general partnership beneficially owned and controlled by Messrs. Kluge and Subotnick (7,989,206 shares), and through Met Telcell, Inc. ('MET TELCELL') (4,426,249 shares), a corporation owned and controlled by Mr. Kluge and Mr. Subotnick, and 5,271,214 shares of Common Stock owned directly by a trust affiliated with Mr. Kluge (which include, 200,000 shares of Preferred Stock, which are currently convertible into 666,666 shares of Common Stock), and 314,325 shares of Common Stock owned directly by Mr. Subotnick. Mr. Subotnick serves as trustee of trusts affiliated with Mr. Kluge and disclaims beneficial ownership of the shares owned by those trusts. The amounts shown for Messrs. Kluge and Subotnick also include options to acquire 1,050,000 shares of Common Stock which are currently exercisable owned by each of Messrs. Kluge and Subotnick.

(3) Pursuant to a report on Schedule 13D filed with the SEC on October 8, 1999 by (i) The News Corporation Limited, a South Australia, Australia corporation, with its principal executive office located at 2 Holt Street, Sydney, New South Wales 2010, Australia, (ii) News America Incorporated, a Delaware corporation, with its principal executive office located at 1211 Avenue of the Americas, New York, New York 10036, (iii) News PLD LLC, a Delaware limited liability company, with its principal executive office located at 1211 Avenue of the Americas, New York, New York 10036, and
    (iv) K. Rupert Murdoch, a United States citizen, with his business address at 10201 West Pico Boulevard, Los Angeles, CA 90035. News PLD LLC primarily holds, manages and otherwise deals with The News Corporation affiliates' investment in Metromedia.

(4) Pursuant to a report on Schedule 13D/A filed with the SEC on January 11, 2001 by Snyder Capital Management, L.P.

    The foregoing information is based on a review by the Company of statements filed with the SEC under Sections 13(d) and 13(g) of the Exchange Act.

SECURITIES BENEFICIALLY OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

    The table below, using the information provided in the Company Proxy Statement, sets forth the beneficial ownership of Common Stock as of August 31, 2001 with respect to (i) each director, (ii) each executive officer named in the Summary Compensation Table under 'Executive Compensation' and (iii) all directors and executive officers as a group.

                                                             NUMBER OF SHARES OF     PERCENTAGE OF
                                                                 COMMON STOCK         OUTSTANDING
           NAME AND ADDRESS OF BENEFICIAL OWNER             BENEFICIALLY OWNED(1)    COMMON STOCK
           ------------------------------------             ---------------------    ------------
John P. Imlay, Jr.........................................           104,000(2)(3)           *
Clark A. Johnson..........................................           283,500(3)(4)           *
Silvia Kessel.............................................           253,085(5)              *
John W. Kluge.............................................        18,736,669(6)(7)       19.6%
Vincent D. Sasso, Jr......................................            75,000(8)              *
Stuart Subotnick..........................................        19,050,994(6)(7)       19.9%
Arnold L. Wadler..........................................           265,415(5)              *
Leonard White.............................................            69,000(3)(9)           *
John S. Chalsty...........................................                 0                 *
I. Martin Pompadur........................................            50,000(10)             *
All Directors and Executive Officers
  as a group (10 persons).................................        20,150,994(11)         20.6%

---------

* Holdings do not exceed one percent of the total outstanding shares of Common Stock.

(1) Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares of Common Stock beneficially owned.

(2) Includes currently exercisable options to acquire 75,000 shares of Common Stock at an exercise price of $9.31 per share issued under the Metromedia International Group, Inc. 1996 Incentive Stock Plan. The 1996 Incentive Stock Plan was approved by Metromedia stockholders at the Company's 1996 Annual Meeting of Stockholders.

(3) Includes currently exercisable options to acquire 4,000 and 25,000 shares of Common Stock at an exercise price of $11.875 and $2.80 per share, respectively, under the 1996 Incentive Stock Plan.

(4) Includes currently exercisable options to acquire 35,000 shares of Common Stock at an exercise price of $9.31 per share under the 1996 Incentive Stock Plan.

(5) Includes currently exercisable options to acquire 250,000 shares of Common Stock at an exercise price of $9.31 per share under the 1996 Incentive Stock Plan.

(6) Represents 12,415,455 shares of Common Stock beneficially owned through Metromedia Company of which Mr. Kluge is a general partner (7,989,206 shares) and through Met Telcell (4,426,249 shares), a corporation owned and controlled by Messrs. Kluge and Subotnick, and 5,271,214 shares of Common Stock owned directly by a trust affiliated with Mr. Kluge, which includes 200,000 shares of Preferred Stock, which are currently convertible into 666,666 shares of Common Stock. Mr. Subotnick disclaims beneficial ownership of the shares owned by the trust.

(7) Includes currently exercisable options to acquire 1,000,000 shares of Common Stock at an exercise price of $7.44 issued under a non-plan option agreement with Metromedia, and 50,000 shares of Common Stock at an exercise price of $9.31 per share, issued under the 1996 Stock Plan.

(8) Includes currently exercisable options to acquire 75,000 shares of Common Stock at an exercise price of $9.31 per share under the 1996 Stock Plan.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

(9) Includes currently exercisable options to acquire 40,000 shares of Common Stock at an exercise price of $9.625 per share under the 1996 Stock Plan.

(10) Includes currently exercisable options to acquire 25,000 shares of Common Stock at an exercise price of $4.50 per share and 25,000 shares of Common Stock at an exercise price of $2.80 per share, under the 1996 Stock Plan.

(11) Includes currently exercisable options to acquire shares of Common Stock in the amounts and at the exercise prices set forth in the footnotes above, and also includes 200,000 shares of Preferred Stock, which are currently convertible into 666,666 shares of Common Stock.

    The Concerned Stockholders assume no responsibility for the accuracy or completeness of any information contained herein which is based on, or incorporated by reference to, Metromedia public filings.

SECURITY OWNERSHIP OF THE CONCERNED STOCKHOLDERS AND OTHER PARTICIPANTS

    The names, business addresses and number of shares of Common Stock beneficially owned as of August 31, 2001 by the Concerned Stockholders and the other participants in this solicitation are set forth below. The material terms regarding the shares of Common Stock owned by each of the Concerned Stockholders is set forth on the schedule of transactions attached hereto. They obtained these funds through various margin accounts they maintain. Mr. Monks has spent $13,455 to purchase his shares of Common Stock and Mr. Holmes spent $36,972 to purchase his shares of Metromedia Common Stock as of the date of this proxy statement. The number of shares of Preferred Stock beneficially owned includes shares over which the persons set forth below have investment and/or voting power. Unless otherwise indicated, all of such shares are owned directly and the indicated person has sole voting and investment power over such shares.

           NAME AND BUSINESS ADDRESS OF                                                PERCENT
                 BENEFICIAL OWNER                          NUMBER OF SHARES            OF CLASS
                 ----------------                          ----------------            --------

Elliott Associates, L.P. .........................  1,856,000 beneficially(1)           1.97%
  712 Fifth Avenue                                  1,000 of record
  New York, New York 10019

Elliott International, L.P.(2) ...................  1,928,100 beneficially              2.05%
  c/o HSBC Financial Services                       1,000 of record
  (Cayman) Limited,
  P.O. Box 1109 GT,
  HSBC House, Mary Street,
  Grand Cayman, Cayman Islands
  British West Indies

Robert A. G. Monks(3) ............................  4,500 beneficially               Less than 1%
  Lens
  45 Exchange Street, Suite 400
  Portland, Maine 04104

Robert B. Holmes .................................  12,000 beneficially              Less than 1%
  2545 Lantern Lane
  Naples, Florida 34102

Elliott Management Corporation ...................                -0-                     0%
  712 Fifth Avenue
  New York, New York 10019

Paul Singer (4) ..................................  3,786,100 beneficially              4.03%
  712 Fifth Avenue
  New York, New York 10019

                                                  (table continued on next page)

(table continued from previous page)

           NAME AND BUSINESS ADDRESS OF                                                PERCENT
                 BENEFICIAL OWNER                          NUMBER OF SHARES            OF CLASS
                 ----------------                          ----------------            --------
Elliott International ............................  1,929,100 beneficially              2.05%
  Capital Advisors, Inc. (5)
  712 Fifth Avenue
  New York, New York 10019

Daniel Gropper ...................................                -0-                     0%
  c/o Elliott Management Corporation
  712 Fifth Avenue
  New York, New York 10019

Nadav Manham .....................................                -0-                     0%
  c/o Elliott Management Corporation
  712 Fifth Avenue
  New York, New York 10019

Richard Mansouri .................................                -0-                     0%
  c/o Elliott Management Corporation
  712 Fifth Avenue
  New York, New York 10019

Lens .............................................  300,000 beneficially(6)          Less than 1%
  45 Exchange Street, Suite 400
  Portland, Maine 04104

Richard A. Bennett ...............................  9,300 beneficially and 300       Less than 1%
  Lens                                              shares of Preferred Stock
  45 Exchange Street, Suite 400                     beneficially
  Portland, Maine 04104

John Goodrich ....................................  1,000 beneficially               Less than 1%
  Lens
  45 Exchange Street, Suite 400
  Portland, Maine 04104

Karen C. Lowell ..................................  600 beneficially                 Less than 1%
  Lens
  45 Exchange Street, Suite 400
  Portland, Maine 04104

---------

(1) Elliott Associates has included as part of its beneficial ownership of Metromedia Common Stock the 1,856,000 shares of Common Stock beneficially owned by Liverpool. Liverpool is owned by Elliott Associates as a 99% Limited Partner and by Liverpool Associates as a 1% General Partner. Elliott Associates is the sole shareholder of Liverpool Associates.

(2) Elliott International has shared voting and investment power with its investment advisor, International Advisors. International Advisors expressly disclaims equitable ownership of and pecuniary interest in any such Common Stock.

(3) Robert A. G. Monks has included the 4,500 shares of Metromedia Common Stock owned beneficially by the Robert A. G. Monks Trust 1991 of which Mr. Monks is a beneficiary.

(4) Mr. Singer has included as part of his beneficial ownership the shares of Common Stock owned by the Concerned Stockholders through his capacity as general partner of Elliott Associates and as the controlling stockholder and president of International Advisors, the investment manager of Elliott International.

(5) International Advisors has shared voting and investment power with Elliott International through its capacity as investment advisor. International Advisors expressly disclaims equitable ownership of and pecuniary interest in any such Common Stock.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

(6) Includes the shares of Common Stock which Lens has the option to acquire under the New Lens Agreement. Lens has not exercised any options under either the Option Agreement or the New Lens Agreement.

    No part of the purchase price or market value of any of the shares purchased and owned beneficially, directly or indirectly by Mr. Monks, Mr. Holmes, Mr. Bennett, Mr. Goodrich and Ms. Lowell was borrowed or otherwise obtained for the purpose of acquiring or holding such Metromedia securities. In the normal course of its business, each Concerned Stockholder purchases securities using funds from its general account and funds borrowed against securities it already owns. Neither Concerned Stockholder can determine whether any funds allocated to purchase Metromedia securities were from each Concerned Stockholder's respective general account or from borrowings against securities it already owns.

    Please see Schedule 1 at the back of this proxy statement for a list of all transactions in the Company's Common Stock by the Concerned Stockholders and the other participants in this solicitation during the past two years.

                    FACTS ABOUT OUR SOLICITATION OF PROXIES

    We may solicit proxies by mail, advertisement, telephone, facsimile, the internet, e-mail, and in person. Solicitations may be made by our agents and/or their employees, none of whom, except MacKenzie Partners, Inc., will receive any additional compensation for such solicitations. We have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all of our solicitation materials to the beneficial owners of the shares of Common Stock which such individuals or entities hold of record. We will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to the beneficial owners of the Common Stock.

    To date, we have spent approximately $325,000 in connection with the preparation of proxy materials and the solicitation of proxies. We expect the total cost of this solicitation to be approximately $600,000. MacKenzie Partners, Inc. has been retained for solicitation and advisory services in connection with the solicitation of proxies for an estimated fee of $75,000 together with reimbursement for MacKenzie Partners, Inc.'s reasonable out-of-pocket expenses. MacKenzie Partners, Inc. currently anticipates that it will employ approximately 28 persons to solicit proxies for the Annual Meeting. The Concerned Stockholders have agreed to indemnify MacKenzie Partners, Inc. against certain liabilities and expenses relating to this proxy solicitation.

    We will pay all costs associated with our solicitation of proxies. Under the New Lens Agreement, we agreed to reimburse Lens for all reasonable expenses incurred by Lens in connection with this proxy solicitation up to an aggregate amount equal to $150,000. Additionally, we agreed that in the event there is any claim, complaint or other action, or threat thereof, for any actions taken before the Annual Meeting by Mr. Monks and Mr. Holmes in their capacity as nominees for election to the Board, we will reimburse the first $150,000 of reasonable legal costs, fees and other expenses incurred by each which is not recoverable from an insurance carrier. We also agreed to pay up to $10,000 of premium or deductible relating to such insurance coverage. We are not, however, paying Mr. Monks and Mr. Holmes for their participation in this solicitation.

    We will not seek reimbursement from the Company for any of these costs or expenses.

               STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

    The date on which stockholders must provide notice to the Company to have their proposals included in the Company's proxy statement for its 2001 Annual Meeting is incorporated by reference from the Company Proxy Statement.

    PLEASE INDICATE YOUR SUPPORT OF ROBERT A. G. MONKS AND ROBERT B. HOLMES AND OUR TWO STOCKHOLDER PROPOSALS BY PROMPTLY SIGNING, DATING AND MAILING THE ENCLOSED BLUE PROXY TO ELLIOTT ASSOCIATES, L.P., C/O MACKENZIE PARTNERS, INC., 156 FIFTH AVENUE, NEW YORK, NEW YORK 10010, IN THE ENCLOSED ENVELOPE.

    PLEASE CALL MACKENZIE PARTNERS, INC. TOLL FREE AT 1-800-322-2885 IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE.

    NO POSTAGE IS NECESSARY IF YOU MAIL THE PROXY CARD FROM WITHIN THE UNITED STATES.

ELLIOTT ASSOCIATES, L.P.
ELLIOTT INTERNATIONAL, L.P.
September 7, 2001

                                                                      SCHEDULE 1

SCHEDULE OF TRANSACTIONS

Purchases and Sales of the Company's Common Stock
During the Past Two Years by
Elliott Associates, L.P. and its wholly-owned subsidiaries

                                                                                                     QUANTITY
 TRADE                      SECURITY                                                           (POSITIVE = PURCHASE)
  DATE                    DESCRIPTION                         ENTITY        PURCHASE OR SALE?    (NEGATIVE = SALE)    PRICE
  ----                    -----------                         ------        -----------------    -----------------    -----
04/01/99     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates      PURCHASE               4800           4.56
04/06/99     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates      PURCHASE               15000          4.15
04/07/99     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates      PURCHASE               15000          4.37
04/19/99     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates        SALE                -20000          6.25
05/10/99     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates        SALE                -50000          6.55
05/18/99     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates        SALE                -12500          7.00
05/18/99     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates        SALE                -31100          7.06
05/19/99     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates        SALE                -12100          7.40
05/19/99     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates        SALE                -28300          7.41
05/20/99     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates        SALE                -10000          7.50
05/21/99     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates        SALE                 -5000          7.81
05/28/99     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates        SALE                -37500          8.08
06/01/99     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates        SALE                -18000          8.51
06/14/99     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates        SALE                 -500           5.00
06/18/99     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates        SALE                 -1000          5.00
06/21/99     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates        SALE                -198500         5.00
07/08/99     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates        SALE                 -5000          8.00
08/05/99     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates      PURCHASE               25600          5.40
08/10/99     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates      PURCHASE               10000          5.34
08/18/99     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates      PURCHASE               5000           5.00
09/20/99     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates      PURCHASE               50000          7.50
09/21/99     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates      PURCHASE               25000          5.00
09/23/99     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates      PURCHASE               50000          3.94
09/28/99     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates      PURCHASE               12500          4.00
10/13/99     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates      PURCHASE               25000          3.50
10/19/99     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates      PURCHASE               25000          3.00
12/20/99     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates      PURCHASE               50000          7.50
02/09/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates        SALE                -20000          6.69
02/10/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates        SALE                -28800          7.14
03/07/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates        SALE                -72400          7.50
03/08/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates        SALE                -31400          7.55
03/09/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates        SALE                -95000          8.66
03/10/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates        SALE                 -1000          5.00
03/20/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates        SALE                -16500          5.00
03/20/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates        SALE                -107500         5.00
04/12/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates      PURCHASE               10000          4.88
05/24/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates      PURCHASE               25000          4.00
06/14/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates      PURCHASE              107500          4.75
06/19/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates        SALE                -13500          5.00
12/19/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates        SALE                -15800          2.30
01/09/01     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates        SALE                 -500           3.23
01/10/01     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates        SALE                -10000          3.12
01/11/01     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates        SALE                 -7900          3.17
01/12/01     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates        SALE                 -3500          3.16
01/12/01     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates        SALE                 -200           3.16
01/12/01     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott Associates        SALE                 -400           3.16
10/17/00  METROMEDIA INTL CALL STRIKE @4.5 EXP 6/18/01  Elliott Associates        SALE                -100000         0.00
07/31/01  METROMEDIA INTL CALL STRIKE @ 3 EXP 3/31/02   Elliott Associates        SALE                -150000         0.00
08/25/99     METROMEDIA INTL GROUP SWAP (TDOM SWAP)     Elliott Associates        SALE                -755100         6.62
08/25/99     METROMEDIA INTL GROUP SWAP (BAC SWAP)      Elliott Associates      PURCHASE              755050          6.63
11/22/99     METROMEDIA INTL GROUP SWAP (BAC SWAP)      Elliott Associates        SALE                -755050         4.63
11/22/99     METROMEDIA INTL GROUP SWAP (BAC SWAP)      Elliott Associates      PURCHASE              755050          4.63
01/04/00     METROMEDIA INTL GROUP SWAP (BAC SWAP)      Elliott Associates        SALE                -755050         4.56
08/05/99          METROMEDIA INTL MAR 5 CALLS           Elliott Associates        SALE                 -250           1.38
09/23/99          METROMEDIA INTL MAR 5 CALLS           Elliott Associates        SALE                 -550           0.72
09/27/99          METROMEDIA INTL MAR 5 CALLS           Elliott Associates        SALE                 -200           0.75
11/05/99          METROMEDIA INTL MAR 5 CALLS           Elliott Associates        SALE                 -250           0.44
03/10/00          METROMEDIA INTL MAR 5 CALLS           Elliott Associates      PURCHASE                10            1.34
03/20/00          METROMEDIA INTL MAR 5 CALLS           Elliott Associates      PURCHASE               1240           0.77
03/04/99          METROMEDIA INTL MAR 5 CALLS           Elliott Associates      PURCHASE                250           0.88
03/09/99          METROMEDIA INTL MAR 5 CALLS           Elliott Associates      PURCHASE                250           1.25
03/10/99          METROMEDIA INTL MAR 5 CALLS           Elliott Associates      PURCHASE                550           1.25

                                                                                                     QUANTITY
 TRADE                      SECURITY                                                           (POSITIVE = PURCHASE)
  DATE                    DESCRIPTION                         ENTITY        PURCHASE OR SALE?    (NEGATIVE = SALE)    PRICE
  ----                    -----------                         ------        -----------------    -----------------    -----
03/19/99         METROMEDIA INTL MAR 7.5 CALLS          Elliott Associates      PURCHASE                500           0.00
01/03/00          METROMEDIA INTL JUN 5 CALLS           Elliott Associates        SALE                 -250           1.31
01/04/00          METROMEDIA INTL JUN 5 CALLS           Elliott Associates        SALE                  -5            1.13
01/06/00          METROMEDIA INTL JUN 5 CALLS           Elliott Associates        SALE                 -500           1.13
01/18/00          METROMEDIA INTL JUN 5 CALLS           Elliott Associates        SALE                 -100           1.38
01/19/00          METROMEDIA INTL JUN 5 CALLS           Elliott Associates        SALE                  -25           1.38
01/20/00          METROMEDIA INTL JUN 5 CALLS           Elliott Associates        SALE                 -115           1.38
02/02/00          METROMEDIA INTL JUN 5 CALLS           Elliott Associates        SALE                 -250           1.13
02/09/00          METROMEDIA INTL JUN 5 CALLS           Elliott Associates        SALE                 -250           1.56
06/15/00          METROMEDIA INTL JUN 5 CALLS           Elliott Associates      PURCHASE                40            0.06
06/16/00          METROMEDIA INTL JUN 5 CALLS           Elliott Associates      PURCHASE                300           0.01
06/16/00          METROMEDIA INTL JUN 5 CALLS           Elliott Associates      PURCHASE               1020           0.00
06/19/00          METROMEDIA INTL JUN 5 CALLS           Elliott Associates      PURCHASE                135           1.54
03/04/99          METROMEDIA INTL JUN 5 CALLS           Elliott Associates        SALE                 -250           1.38
03/09/99          METROMEDIA INTL JUN 5 CALLS           Elliott Associates        SALE                 -250           1.75
03/10/99          METROMEDIA INTL JUN 5 CALLS           Elliott Associates        SALE                 -550           1.75
06/14/99          METROMEDIA INTL JUN 5 CALLS           Elliott Associates      PURCHASE                 5            1.34
06/18/99          METROMEDIA INTL JUN 5 CALLS           Elliott Associates      PURCHASE                10            1.34
06/21/99          METROMEDIA INTL JUN 5 CALLS           Elliott Associates      PURCHASE               1985           1.32
05/19/99         METROMEDIA INTL JUN 7.5 CALLS          Elliott Associates      PURCHASE                500           1.00
06/17/99         METROMEDIA INTL JUN 7.5 CALLS          Elliott Associates      PURCHASE                250           0.25
05/07/99         METROMEDIA INTL DEC 7.5 CALLS          Elliott Associates        SALE                 -500           1.00
05/19/99         METROMEDIA INTL DEC 7.5 CALLS          Elliott Associates        SALE                 -500           2.06
06/17/99         METROMEDIA INTL DEC 7.5 CALLS          Elliott Associates        SALE                 -250           1.88
12/17/99         METROMEDIA INTL DEC 7.5 CALLS          Elliott Associates      PURCHASE               1250           0.00
08/05/99           METROMEDIA INTL MAR 5 PUTS           Elliott Associates        SALE                 -250           0.63
09/23/99           METROMEDIA INTL MAR 5 PUTS           Elliott Associates        SALE                 -550           1.19
09/27/99           METROMEDIA INTL MAR 5 PUTS           Elliott Associates        SALE                 -200           1.13
11/05/99           METROMEDIA INTL MAR 5 PUTS           Elliott Associates        SALE                 -250           1.38
03/17/00           METROMEDIA INTL MAR 5 PUTS           Elliott Associates      PURCHASE               1250           0.00
03/19/99           METROMEDIA INTL MAR 5 PUTS           Elliott Associates      PURCHASE               1050           0.00
03/17/99          METROMEDIA INTL MAR 7.5 PUTS          Elliott Associates      PURCHASE                500           1.75
06/18/99           METROMEDIA INTL JUN 5 PUTS           Elliott Associates      PURCHASE                950           0.00
05/19/99          METROMEDIA INTL JUN 7.5 PUTS          Elliott Associates      PURCHASE                500           0.63
03/17/99         METROMEDIA INTL SEPT 7.5 PUTS          Elliott Associates        SALE                 -500           2.44
09/20/99         METROMEDIA INTL SEPT 7.5 PUTS          Elliott Associates      PURCHASE                500           2.41
05/19/99          METROMEDIA INTL DEC 7.5 PUTS          Elliott Associates        SALE                 -500           1.69
12/20/99          METROMEDIA INTL DEC 7.5 PUTS          Elliott Associates      PURCHASE                500           1.66
01/04/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE              755050          4.56
03/10/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool             SALE                -50000          9.92
04/04/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               5250           4.86
04/14/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               35000          4.61
04/17/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               25000          4.00
05/26/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               13500          3.75
05/30/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               22800          3.97
05/31/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               13000          4.12
06/01/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               10000          4.24
06/02/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               47500          4.49
06/05/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               15000          4.44
06/06/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               15000          4.50
06/14/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool             SALE                -107500         4.75
06/27/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               31900          4.00
07/24/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               8800           4.50
07/25/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               6400           4.50
07/26/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               39800          4.61
07/27/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               20400          4.49
07/28/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               60600          4.50
07/31/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               65000          4.30
08/01/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               15000          4.00
08/03/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               45500          3.98
08/07/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               25000          4.06
08/08/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               1750           4.00
08/09/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               3500           4.00
08/10/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               2900           4.00
08/11/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               7250           4.00
08/14/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               8700           4.38
08/15/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               17600          4.38
08/17/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               4300           4.38
08/18/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               6250           4.38
08/21/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE                850           4.38
08/22/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               7200           4.38
08/23/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               20000          4.29

                                                                                                     QUANTITY
 TRADE                      SECURITY                                                           (POSITIVE = PURCHASE)
  DATE                    DESCRIPTION                         ENTITY        PURCHASE OR SALE?    (NEGATIVE = SALE)    PRICE
  ----                    -----------                         ------        -----------------    -----------------    -----
08/25/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               3700           4.00
08/29/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               15000          4.00
09/13/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               3700           3.75
09/15/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               21500          3.75
09/18/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               12700          3.79
09/18/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               50000          5.00
09/19/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               35000          3.77
09/20/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               50000          3.50
09/21/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               1450           3.38
09/22/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               1750           3.25
09/28/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               1000           3.25
10/05/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               8250           3.25
10/06/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               25000          3.25
10/10/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               12500          3.09
10/11/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               13500          2.99
10/12/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               2750           2.75
10/18/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               1150           2.75
11/03/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               7500           3.12
11/06/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               25000          3.10
11/08/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               25000          3.25
11/22/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               25000          3.00
11/27/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool             SALE                -847100         2.90
11/27/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool             SALE                -692650         2.90
12/28/00     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE              1765500         2.15
01/11/01     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool             SALE                 -1250          3.20
01/16/01     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool             SALE                 -3450          3.27
01/17/01     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool             SALE                -10000          3.28
01/17/01     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool             SALE                 -9450          3.25
01/18/01     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool             SALE                 -5250          3.22
01/19/01     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool             SALE                 -1350          3.19
01/22/01     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool             SALE                 -7500          3.18
01/23/01     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool             SALE                 -5050          3.27
01/23/01     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool             SALE                 -2850          3.31
01/24/01     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool             SALE                 -2500          3.40
01/24/01     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool             SALE                 -3500          3.40
01/25/01     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool             SALE                 -2500          3.50
01/31/01     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool             SALE                 -5000          3.55
02/06/01     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool             SALE                 -5000          3.60
03/20/01     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               3900           2.73
03/21/01     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               9600           2.60
03/22/01     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               11050          2.40
03/26/01     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               5000           2.38
03/27/01     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               7500           2.42
04/20/01     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               2500           2.68
04/23/01     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               9600           2.65
04/24/01     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               5150           2.63
04/25/01     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               2000           2.63
04/30/01     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               25000          2.79
05/02/01     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               12500          2.80
05/04/01     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               2500           2.95
05/08/01     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               5000           2.89
05/11/01     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               7500           2.91
05/15/01     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               2500           2.88
05/16/01     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               2500           2.88
05/17/01     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               5000           2.86
05/18/01     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               5000           2.80
05/21/01     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               4000           2.77
05/22/01     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE                350           2.75
05/23/01     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               8500           2.71
05/30/01     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               2500           2.70
05/31/01     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               1000           2.68
06/26/01     METROMEDIA INTERNATIONAL COMMON STOCK          Liverpool           PURCHASE               15000          2.42
02/28/00          METROMEDIA INTL SEPT 5 CALLS              Liverpool             SALE                 -150           1.94
04/27/00          METROMEDIA INTL SEPT 5 CALLS              Liverpool             SALE                 -500           1.25
09/15/00          METROMEDIA INTL SEPT 5 CALLS              Liverpool           PURCHASE                650           0.00
04/27/00          METROMEDIA INTL SEPT 5 PUTS               Liverpool             SALE                 -500           1.13
09/18/00          METROMEDIA INTL SEPT 5 PUTS               Liverpool           PURCHASE                500           1.10

Purchases and Sales of the Company's Common Stock
During the Past Two Years by
Elliott International, L.P.

                                                                                                        QUANTITY
 TRADE                      SECURITY                                                              (POSITIVE = PURCHASE)
  DATE                    DESCRIPTION                          ENTITY          PURCHASE OR SALE?    (NEGATIVE = SALE)    PRICE
  ----                    -----------                          ------          -----------------    -----------------    -----
 4/1/99      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               4800           4.56
 4/6/99      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               15000          4.15
 4/7/99      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               15000          4.37
4/19/99      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE                -20000          6.25
5/10/99      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE                -50000          6.55
5/18/99      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE                -12500          7.00
5/18/99      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE                -31100          7.06
5/19/99      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE                -12100          7.40
5/19/99      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE                -28200          7.41
5/20/99      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE                -10000          7.50
5/21/99      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE                 -5000          7.81
5/28/99      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE                -37500          8.08
 6/1/99      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE                -18000          8.51
6/21/99      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE                -200000         5.00
 7/8/99      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE                 -5000          8.00
 8/5/99      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               25500          5.40
8/10/99      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               10000          5.34
8/18/99      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               5000           5.00
9/20/99      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               50000          7.50
9/21/99      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               25000          5.00
9/23/99      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               50000          3.94
9/28/99      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               12500          4.00
10/13/99     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               25000          3.50
10/19/99     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               25000          3.00
12/20/99     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               50000          7.50
 1/4/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE              755050          4.56
 2/9/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE                -20000          6.69
2/10/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE                -28800          7.14
 3/7/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE                -72400          7.50
 3/8/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE                -31400          7.55
 3/9/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE                -95000          8.66
3/10/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE                -50000          9.92
3/20/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE                -107500         5.00
3/20/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE                -17500          5.00
 4/4/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               5250           4.86
4/12/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               10000          4.88
4/14/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               35000          4.61
4/17/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               25000          4.00
5/24/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               25000          4.00
5/26/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               13500          3.75
5/30/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               22800          3.97
5/31/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               13000          4.12
 6/1/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               10000          4.24
 6/2/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               47500          4.49
 6/5/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               15000          4.44
 6/6/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               15000          4.50
6/27/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               31800          4.00
7/24/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               8700           4.50
7/25/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               6400           4.50
7/26/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               39800          4.61
7/27/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               20400          4.49
7/28/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               60600          4.50
7/31/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               65000          4.30
 8/1/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               15000          4.00
 8/3/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               45500          3.98
 8/7/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               25000          4.06
 8/8/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               1750           4.00
 8/9/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               3500           4.00
8/10/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               2900           4.00
8/11/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               7250           4.00
8/14/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               8700           4.38
8/15/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               17600          4.38
8/17/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               4300           4.38
8/18/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               6250           4.38
8/21/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE                850           4.38

                                                                                                        QUANTITY
 TRADE                      SECURITY                                                              (POSITIVE = PURCHASE)
  DATE                    DESCRIPTION                          ENTITY          PURCHASE OR SALE?    (NEGATIVE = SALE)    PRICE
  ----                    -----------                          ------          -----------------    -----------------    -----
8/22/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               7100           4.38
8/23/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               20000          4.29
8/25/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               3700           4.00
8/29/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               15000          4.00
9/13/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               3700           3.75
9/15/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               21500          3.75
9/18/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               12700          3.79
9/18/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               50000          5.00
9/19/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               35000          3.77
9/20/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               50000          3.50
9/21/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               1450           3.38
9/22/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               1750           3.25
9/28/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               1000           3.25
10/5/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               8250           3.25
10/6/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               25000          3.25
10/10/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               12500          3.09
10/11/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               13500          2.99
10/12/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               2750           2.75
10/18/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               1150           2.75
11/3/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               7500           3.12
11/6/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               25000          3.10
11/8/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               25000          3.25
11/22/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               25000          3.00
11/27/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE              847100          2.90
11/27/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE              692650          2.90
11/27/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               4000           2.90
11/27/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               4000           2.90
11/28/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               2450           2.94
11/28/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               2450           2.94
11/29/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               2500           2.90
11/29/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               2500           2.90
11/29/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               19850          2.87
11/29/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               19850          2.87
11/30/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               20000          2.75
12/4/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               15000          2.85
12/7/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               2700           2.67
12/8/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE                500           2.68
12/8/00      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               17500          2.75
12/11/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               30000          2.75
12/12/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               9000           2.72
12/12/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               29500          2.73
12/13/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               8900           2.75
12/13/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               40000          2.75
12/14/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               15100          2.73
12/15/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               12500          2.64
12/19/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               15800          2.30
12/21/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               70000          2.06
12/26/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               4100           2.06
12/27/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               15000          2.09
12/27/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               60000          2.03
12/28/00     METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE               -1765500         2.15
 1/9/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE                 -500           3.23
1/10/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE                -10000          3.12
1/11/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE                 -1250          3.20
1/11/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE                 -7900          3.17
1/12/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE                 -4100          3.16
1/16/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE                 -3450          3.27
1/17/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE                -10000          3.28
1/17/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE                 -9450          3.25
1/18/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE                 -5250          3.22
1/19/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE                 -1350          3.19
1/22/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE                 -7500          3.18
1/23/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE                 -5050          3.27
1/23/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE                 -2850          3.31
1/24/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE                 -2500          3.40
1/24/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE                 -3500          3.40
1/25/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE                 -1150          3.50
1/25/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE                 -950           3.50
1/25/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE                 -400           3.50
1/31/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE                 -5000          3.55

                                                                                                        QUANTITY
 TRADE                      SECURITY                                                              (POSITIVE = PURCHASE)
  DATE                    DESCRIPTION                          ENTITY          PURCHASE OR SALE?    (NEGATIVE = SALE)    PRICE
  ----                    -----------                          ------          -----------------    -----------------    -----
 2/6/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International        SALE                 -5000          3.60
3/20/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               3900           2.73
3/21/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               9600           2.60
3/22/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               11050          2.40
3/26/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               5000           2.38
3/27/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               7500           2.42
4/20/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               2500           2.68
4/23/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               9600           2.65
4/24/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               5150           2.63
4/25/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               2000           2.63
4/30/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               25000          2.79
 5/2/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               12500          2.80
 5/4/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               2500           2.95
 5/8/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               5000           2.89
5/11/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               7500           2.91
5/15/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               2500           2.88
5/16/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               2500           2.88
5/17/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               5000           2.86
5/17/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE                100           2.85
5/18/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               5000           2.80
5/21/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               4000           2.77
5/22/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE                350           2.75
5/23/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               8500           2.71
5/30/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               2500           2.70
5/31/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               1000           2.68
6/26/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               15000          2.42
6/27/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               18000          2.44
 7/2/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               3000           2.52
 7/3/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               13000          2.56
 7/6/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               20000          2.42
7/10/01      METROMEDIA INTERNATIONAL COMMON STOCK      Elliott International      PURCHASE               18000          2.34
10/17/00  METROMEDIA INTL CALL STRIKE @4.5 EXP 6/18/01  Elliott International        SALE                -100000         0.00
7/31/01   METROMEDIA INTL CALL STRIKE @ 3 EXP 3/31/02   Elliott International        SALE                -150000         0.00
8/25/99      METROMEDIA INTL GROUP SWAP (TDOM SWAP)     Elliott International        SALE                -755000         6.62
8/25/99      METROMEDIA INTL GROUP SWAP (BAC SWAP)      Elliott International      PURCHASE              755050          6.63
 1/4/00      METROMEDIA INTL GROUP SWAP (BAC SWAP)      Elliott International        SALE                -755050         4.56
 8/5/99           METROMEDIA INTL MAR 5 CALLS           Elliott International        SALE                 -250           1.38
9/23/99           METROMEDIA INTL MAR 5 CALLS           Elliott International        SALE                 -550           0.72
9/27/99           METROMEDIA INTL MAR 5 CALLS           Elliott International        SALE                 -200           0.75
11/5/99           METROMEDIA INTL MAR 5 CALLS           Elliott International        SALE                 -250           0.44
3/20/00           METROMEDIA INTL MAR 5 CALLS           Elliott International      PURCHASE               1250           0.78
 3/4/99           METROMEDIA INTL MAR 5 CALLS           Elliott International      PURCHASE                250           0.88
 3/9/99           METROMEDIA INTL MAR 5 CALLS           Elliott International      PURCHASE                250           1.25
3/10/99           METROMEDIA INTL MAR 5 CALLS           Elliott International      PURCHASE                550           1.25
3/19/99          METROMEDIA INTL MAR 7.5 CALLS          Elliott International      PURCHASE                500           0.00
 1/3/00           METROMEDIA INTL JUN 5 CALLS           Elliott International        SALE                 -250           1.31
 1/4/00           METROMEDIA INTL JUN 5 CALLS           Elliott International        SALE                  -5            1.13
 1/6/00           METROMEDIA INTL JUN 5 CALLS           Elliott International        SALE                 -500           1.13
1/18/00           METROMEDIA INTL JUN 5 CALLS           Elliott International        SALE                 -100           1.38
1/19/00           METROMEDIA INTL JUN 5 CALLS           Elliott International        SALE                  -25           1.38
1/20/00           METROMEDIA INTL JUN 5 CALLS           Elliott International        SALE                 -115           1.38
 2/2/00           METROMEDIA INTL JUN 5 CALLS           Elliott International        SALE                 -250           1.13
 2/9/00           METROMEDIA INTL JUN 5 CALLS           Elliott International        SALE                 -250           1.56
6/15/00           METROMEDIA INTL JUN 5 CALLS           Elliott International      PURCHASE                40            0.06
6/16/00           METROMEDIA INTL JUN 5 CALLS           Elliott International      PURCHASE                300           0.01
6/16/00           METROMEDIA INTL JUN 5 CALLS           Elliott International      PURCHASE               1155           0.00
 3/4/99           METROMEDIA INTL JUN 5 CALLS           Elliott International        SALE                 -250           1.38
 3/9/99           METROMEDIA INTL JUN 5 CALLS           Elliott International        SALE                 -250           1.75
3/10/99           METROMEDIA INTL JUN 5 CALLS           Elliott International        SALE                 -550           1.75
6/21/99           METROMEDIA INTL JUN 5 CALLS           Elliott International      PURCHASE               2000           1.32
5/19/99          METROMEDIA INTL JUN 7.5 CALLS          Elliott International      PURCHASE                500           1.00
6/17/99          METROMEDIA INTL JUN 7.5 CALLS          Elliott International      PURCHASE                250           0.25
2/28/00           METROMEDIA INTL SEPT 5 CALLS          Elliott International        SALE                 -150           1.94
4/27/00           METROMEDIA INTL SEPT 5 CALLS          Elliott International        SALE                 -500           1.25
9/15/00           METROMEDIA INTL SEPT 5 CALLS          Elliott International      PURCHASE                650           0.00
 5/7/99          METROMEDIA INTL DEC 7.5 CALLS          Elliott International        SALE                 -500           1.00
5/19/99          METROMEDIA INTL DEC 7.5 CALLS          Elliott International        SALE                 -500           2.06
6/17/99          METROMEDIA INTL DEC 7.5 CALLS          Elliott International        SALE                 -250           1.88
12/17/99         METROMEDIA INTL DEC 7.5 CALLS          Elliott International      PURCHASE               1250           0.00
 8/5/99            METROMEDIA INTL MAR 5 PUTS           Elliott International        SALE                 -250           0.63

                                                                                                        QUANTITY
 TRADE                      SECURITY                                                              (POSITIVE = PURCHASE)
  DATE                    DESCRIPTION                          ENTITY          PURCHASE OR SALE?    (NEGATIVE = SALE)    PRICE
  ----                    -----------                          ------          -----------------    -----------------    -----
9/23/99            METROMEDIA INTL MAR 5 PUTS           Elliott International        SALE                 -550           1.19
9/27/99            METROMEDIA INTL MAR 5 PUTS           Elliott International        SALE                 -200           1.13
11/5/99            METROMEDIA INTL MAR 5 PUTS           Elliott International        SALE                 -250           1.38
3/17/00            METROMEDIA INTL MAR 5 PUTS           Elliott International      PURCHASE               1250           0.00
3/19/99            METROMEDIA INTL MAR 5 PUTS           Elliott International      PURCHASE               1050           0.00
3/17/99           METROMEDIA INTL MAR 7.5 PUTS          Elliott International      PURCHASE                500           1.75
6/18/99            METROMEDIA INTL JUN 5 PUTS           Elliott International      PURCHASE                950           0.00
5/19/99           METROMEDIA INTL JUN 7.5 PUTS          Elliott International      PURCHASE                500           0.63
4/27/00           METROMEDIA INTL SEPT 5 PUTS           Elliott International        SALE                 -500           1.13
9/18/00           METROMEDIA INTL SEPT 5 PUTS           Elliott International      PURCHASE                500           1.10
3/17/99          METROMEDIA INTL SEPT 7.5 PUTS          Elliott International        SALE                 -500           2.44
9/20/99          METROMEDIA INTL SEPT 7.5 PUTS          Elliott International      PURCHASE                500           2.41
5/19/99           METROMEDIA INTL DEC 7.5 PUTS          Elliott International        SALE                 -500           1.69
12/20/99          METROMEDIA INTL DEC 7.5 PUTS          Elliott International      PURCHASE                500           1.66

Purchases and Sales of the Company's Common Stock
During the Past Two Years by
ROBERT A. G. MONKS and affiliated entities

DATE                 TYPE OF TRANSACTION  SHARES
----                 -------------------  ------
October 18, 2000     Purchase             4,500 (Common Stock)

Purchases and Sales of the Company's Common Stock
During the Past Two Years by
ROBERT B. HOLMES

DATE                 TYPE OF TRANSACTION  SHARES
----                 -------------------  ------
March 12, 2001       Purchase             10,000 (Common Stock)
April 27, 2001       Purchase             2,000 (Common Stock)

Purchases and Sales of the Company's Common Stock
During the Past Two Years by
Lens Investment Management, LLC

DATE                 TYPE OF TRANSACTION  SHARES
----                 -------------------  ------
September 29, 2000   Purchase             Options to acquire 200,000 (Common
                                          Stock)
June 13, 2001        Replacement          Options to acquire 200,000 (Common
                                          Stock) canceled and replaced by new
                                          options to acquire 300,000 (Common
                                          Stock).

Purchases and Sales of the Company's Common Stock
During the Past Two Years by
RICHARD A. BENNETT

DATE                 TYPE OF TRANSACTION  SHARES
----                 -------------------  ------
September 1, 2000    Purchase             1,800 (Common Stock)
October 18, 2000     Purchase             1,000 (Common Stock)
October 20, 2000     Purchase             500 (Common Stock)
December 22, 2000    Purchase             300 (Preferred Stock)
May 11, 2000         Purchase             6,000 (Common Stock)

Purchases and Sales of the Company's Common Stock
During the Past Two Years by
JOHN GOODRICH

DATE                 TYPE OF TRANSACTION  SHARES
----                 -------------------  ------
November 7, 2000     Purchase             1,000 (Common Stock)
December 22, 2000    Purchase             200 (Preferred Stock)
May 29, 2001         Sale                 200 (Preferred Stock)

Purchases and Sales of the Company's Common Stock
During the Past Two Years by
KAREN C. LOWELL

DATE                 TYPE OF TRANSACTION  SHARES
----                 -------------------  ------
September 1, 2000    Purchase             100 (Common Stock)
October 26, 2000     Purchase             500 (Common Stock)

IMPORTANT

Your vote is important, regardless of the number of shares you own. Please vote as recommended by the Concerned Stockholders by taking these few easy steps:

(a) If your shares are registered in your own name(s), please sign, date and promptly mail the enclosed BLUE Proxy Card in the postage-paid envelope provided.

(b) If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a BLUE Proxy Card with respect to your shares and only after receiving your specific instructions. Accordingly, please sign, date and promptly mail the enclosed BLUE Proxy Card (or voting instruction form) you received from the brokerage firm, bank nominee or other institutions in whose name your shares are held in the postage-paid envelope provided. Please do so for each account you maintain. To ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a BLUE Proxy Card to be issued representing your shares.

(c) After signing the enclosed BLUE Proxy Card (or voting instructions form), do not sign or return any card (or form) sent to you by Metromedia's Board -- not even as a vote of protest. Remember, only your latest dated card will count.

If you have any questions about voting your shares or require assistance, please call:

                           MACKENZIE PARTNERS, INC.
                           156 FIFTH AVENUE
                           NEW YORK, NEW YORK 10010
                           ATTN: LAWRENCE E. DENNEDY

                           (212) 929-5500 (COLLECT)
                           OR
                           CALL TOLL-FREE
                           1-800-322-2885

                                 Appendix 1


                                                          Please mark
BLUE PROXY CARD                                           your votes as
                                                          indicated in    [X]
                                                          this example

The Concerned Stockholders Recommend A Vote "For" Items 1, 2, 3, 4, 5, and 6.


                                   For all                  For all
                                   Nominees  Withhold        Except
1.     Election of Directors         [ ]        [ ]           [ ]
       to be chosen
       by the Holders of
       Common Stock:

       01 Robert A.G. Monks and 02 Robert B. Holmes

       NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the Nominee(s). Your shares will be voted for the remaining nominee(s).

                                     FOR      AGAINST        ABSTAIN
2.     Independent Directors         [ ]        [ ]            [ ]
       Proposal:
       stockholder proposal
       that would
       amend the by-laws
       prohibiting
       more than 1 inside
       director.

                                                                FOR    AGAINST  ABSTAIN

3.     Stockholder Democracy Proposal: a stockholder proposal   [ ]     [ ]      [ ]
       that would amend the by-laws granting certain
       stockholders the right to call meetings

4.     Account Ratification Proposal: a proposal by the         [ ]     [ ]      [ ]
       Company seeking to ratify KPMG LLP as
       independent auditors of the Company for the
       fiscal year ending December 31, 2001

5.     NYCTRS Proposal: a stockholder proposal requesting       [ ]     [ ]      [ ]
       the Company's Board of Directors amend the Company's
       certificate of incorporation and by-laws to
       allow stockholders to call special meetings and take
       action by written consent.

6.     CalPERS Proposal urging the Company's Board of           [ ]     [ ]      [ ]
       Directors to take the necessary steps to organize
       the Board into one class of Directors (instead of
       three) with each Director standing before the
       stockholders for re-election each year.


The undersigned hereby acknowledges receipt of the Proxy Statement of Elliott Associates, L.P. and Elliott International, L.P.

Dated:___________________________________________________, 2001

_______________________________________________________________
 (Signature)

________________________________________________________________
 (Signature if held Jointly)

_________________________________________________________________
 (Title or Authority)

Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate proxies should be signed by an authorized officer. If a partnership, please sign in Partnership name by an authorized person.


PLEASE PROMPTLY SIGN, DATE AND MAIL THIS CARD USING THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU HAVE ANY QUESTIONS, OR NEED ASSISTANCE, PLEASE CALL MACKENZIE PARTNERS, INC. AT 1-800-322-2885

-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE


                 Please Return This Proxy Card Promptly By Mail.
                 Remember, Telephone And Internet Voting Are Not
                                   Permitted.

BLUE PROXY CARD

                      METROMEDIA INTERNATIONAL GROUP, INC.

                ANNUAL MEETING OF STOCKHOLDERS - OCTOBER 9, 2001

   PROXY SOLICITED BY ELLIOTT ASSOCIATES, L.P. AND ELLIOTT INTERNATIONAL, L.P. IN OPPOSITION TO THE BOARD OF DIRECTORS OF METROMEDIA INTERNATIONAL GROUP, INC.

     The undersigned hereby appoints Nadav Manham and Daniel Gropper, and each of them, the proxy or proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of Metromedia International Group, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company, scheduled to be held on October 9, 2001, or any other stockholders' meeting held in lieu thereof (the "Annual Meeting"), and at any and all adjournments, postponements, rescheduling or continuations thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF ROBERT A.G. MONKS AND ROBERT B. HOLMES, IN FAVOR OF THE STOCKHOLDER PROPOSALS IN ITEMS 2, 3, 4, 5 AND 6 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS, POSTPONEMENTS, RESCHEDULINGS OR CONTINUATIONS THEREOF.

                   IMPORTANT - PLEASE SIGN AND DATE ON REVERSE

-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                            YOUR VOTE IS IMPORTANT!

                    Vote Your Blue Proxy Card By Mail Today.


                            STATEMENT OF DIFFERENCES
                           -------------------------

The section symbol shall be expressed as..........................    'SS'